Exhibit 99.1

AO 440 (Rev. 06/12) Summons in a Civil Action

UNITED STATES DISTRICT COURT

for the

Western District of North Carolina

WILLIAM ALLEN BRADLEY *Plaintiff(s)* v. ENTERTAINMENT ARTS RESEARCH, INC. *Defendant(s)*	)	Civil Action No. 3:23-cv-00823

SUMMONS IN A CIVIL ACTION

To: *(Defendant's name and address)* Entertainment Arts Research, Inc.
c/o Registered Agent Commercial Registered Agent
3773 Howard Hughes Parkway, Suite 500S
Las Vegas, NV 89169-6014

A lawsuit has been filed against you.

Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff's attorney, whose name and address are: Philip J. Gibbons
Corey M. Stanton
GIBBONS LAW GROUP, PLLC
14045 Ballantyne Corporate Pl., Suite 325
Charlotte, NC 28277

If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court.


UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF NORTH CAROLINA

Date 12/4/2023

Katherine Hord Simon, Clerk
United States District Court

Case 3:23-cv-00823-MOC-DCK Document 2 Filed 12/04/23 Page 1 of 2

,who is □ I served the summons on (name ofindividuaO designated by law to accept service of process on behalf of (name of organization) ; or on (date) ; or □ I returned the summons 1111executed because 0 Other (specify): AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. 3:23 - cv - 00823 PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (1)) This summons for (name of individual and title, if any) was received by me on (date) □ I personally served the summons on the individual at (place) on (date) ; or □ I left the summons at the individual's residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual's last !mown address; or My fees are$ Case 3:23 - cv - 00823 - MOC - DCK Document 2 Filed 12/04/23 Page 2 of 2 for travel and $ ------ for services, for a total of$ 0.00 I declare under penalty of perjury that this information is true. Date: Server's signature Printed name and title Server's address Additional information regarding attempted service, etc:

UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA CHARLOTTE DIVISION Civil Action No.: 3:23 - cv - 00823 WILLIAM ALLAN BRADLEY, Plaintiff, Case 3:23 - cv - 00823 Document 1 Filed 12/01/23 Page 1 of 5 V. COMPLAINT and JURY TRIAL DEMAND ENTERTAINMENT ARTS RESEARCH, INC., Defendant. COMES NOW Plaintiff, William Allan Bradley ("Plaintiff' or "Mr . Bradley"), by and through undersigned counsel, The Kirby G . Smith Law Firm, LLC, and hereby files this Complaint against the Defendant Entertainment Arts Research, Inc . ("EARi"), stating as follows : I. PARTIES l. Plaintiff is a citizen of Canada. 2. Defendant EARi is a foreign corporation with its principal place of business in Mecklenburg County, North Carolina, located at 19109 West Catawba Avenue, Suite 200, Cornelius, NC 28031. II. JURISDICTION AND VENUE 3. This Court has diversity jurisdiction pursuant to 28 U . S . C . † 1332 over Counts I - II of this Complaint, based on the amount in controversy exceeding $ 75 , 000 . 00 and diversity of citizenship between Plaintiff and Defendant . 4. This Court has jurisdiction over the parties of this action because a substantial portion of the employment practices described herein took place in Mecklenburg County, North Carolina . 5. Venue is proper in this Court pursuant to 28 U . S . C . † 1391 .

Case 3:23 - cv - 00823 Document 1 Filed 12/01/23 Page 2 of 5 III. FACTUAL ALLEGATIONS 6. On November 22 , 2021 , Plaintiff received an offer letter from Defendant, Entertainment A 1 ts Research, Inc . ("EARl''), through Bernard Rubin, its Chief Executive Officer (the "Offer Letter") . 7. The Offer Letter indicated Plaintiff would work as Chief Financial Officer in exchange for $ 6 , 250 . 00 cash compensation per month, 115 , 740 common shares ofEARI, and bonus payments of one share of common stock in EARI per dollar of completed acquisitions . 8. In the Offer Letter, Defendant represented to Plaintiff that all equity issued pursuant to the Offer Letter would be subject to a leak - out provision, which allowed 25 % to be sold after a 6 - month holding period, 50 % after a 12 - month holding period, 75 % after an 18 - month holding period, and 100 % after a 24 - month holding period . Attached as Exhibit I is a true and accurate copy of the fully executed Offer Letter . 9. The offer letter listed Defendant's business as located in Cornelius, NC, and the "Main" office number has a " 980 " area code, which is in the Charlotte area . 10. Plaintiff began work for Defendant in December 2021 . 11. Mr . Rubin was Plaintiffs direct supervisor . 12. Mr . Rubin performed his job functions while in North Carolina . 13. Plaintiff regularly communicated with Mr . Rubin regarding his work, which primarily involved daily discussions about potential acquisitions and project statuses, review of documents related to acquisitions, and providing professional advice and guidance . 14. As ChiefExecntive Officer, Mr . Rubin was directly involved in the management of EARL 15. Mr . Rubin had complete control over payment of wages for employees ofEARI . 16. By December 26 , 2021 , Plaintiff secured an acquisition of Bell City Brewing Company

Case 3:23 - cv - 00823 Document 1 Filed 12/01/23 Page 3 of 5 ("BCBC") on behalf of Defendant . 17. Pursuant to the terms of that Acquisition, Defendant EARI would become the sole owner of Bell City Brewing Company Inc . and Plaintiff would be entitled to 1 . 6 million common shares from BCBC and 812 , 500 preferred shares from EARL 18. After four months working for Defendant, Plaintiff received no compensation for his time worked . 19. Specifically, Plaintiff did not receive the promised cash compensation in the amount of $6,250.00 per month and did not receive the stock compensation. 20. When Plaintiff inquired about the status of his pay, Mr. Rubin assured Plaintiff that he would be paid "soon" with no further action. 21. In March 2022, based on Defendant's failure to abide by the terms of their agreement in the Offer Letter, Plaintiff ceased all work for Defendant. IV. CLAIM FOR RELIEF COUNTI BREACH OF CONTRACT 22. Plaintiff incorporates by reference paragraphs 1 - 23 of his Complaint as if fully set forth herein. 23. Plaintiff and Defendant EARI entered into a valid contract when Plaintiff accepted the Offer Letter in November 2021. 24. Defendant EARI breached the valid contract by failing to pay Plaintiff his earned wages. 25. Defendant's breach is the actual and proximate cause of Plaintiffs damages. COUNT II UNJUST ENRICHMENT PLEAD IN THE ALTERNATE 26. Plaintiff incorporates by reference paragraphs 1 - 26 of his Complaint as if fully set forth

Case 3:23 - cv - 00823 Document 1 Filed 12/01/23 Page 4 of 5 herein. 27. Plaintiff reasonably believed he would be compensated based on performing services on Defendant's behalf. 28. Defendant has benefited from its receipt of payment for Plaintiffs services. 29. Defendant knowingly and actually accepted these benefits . 30. When the benefits were accepted, Defendant knew, or should have reasonably known, that Plaintiff expected payments in accordance with the representations made by Defendant regarding Plaintiffs compensation . 31. If Defendant fails to make a payment to Plaintiff for the sums due, Defendant will be unjustly enriched as they defaulted on their obligation to make full and prompt payment to Plaintiff while simultaneously receiving the benefit and use of Plaintiffs services . 32. Defendant, in equity and good conscience, should be compelled to make a payment to Plaintiff for the sums owed to him for providing services on Defendant's behalf, including but not limited to securing the acquisition ofBCBC . 33. Plaintiff has suffered damages as a result of Defendant's actions . PRAYER FOR RELIEF WHEREFORE, Plaintiff prays that this Honorable Comt grant the following relief: a. Trial by jury; b. An Order finding Defendant breached its contract with Plaintiff to pay a monthly salary of$6,250 and also provide Plaintiff with stock compensation; c. An Order awarding compensatory damages for Defendant's breach of contract; d. An Order finding Defendant was unjustly enriched by accepting Plaintiffs services without compensation and award damages equal to the promised wages and value of the stock compensation due to Plaintiff; and

e. Any other relief this Court deems proper and just.

JURY DEMAND

Plaintiff requests a jury trial on all questions of fact raised by this Complaint.

Respectfully submitted this 1st day of December, 2023.

s/ Corey M. Stanton
Philip J. Gibbons, Jr., NCSB #50276
Corey M. Stanton, NCSB #56255
GIBBONS LAW GROUP, PLLC
14045 Ballantyne Corporate Place, Suite 325
Charlotte, NC 28277
Telephone: (704) 612-0038
Facsimile: (704) 612-0038
Email: phil@gibbonslg.com
corey@gibbonslg.com

Rachel B. Canfield, GASB #488716
Pro hac vice forthcoming
KIRBY G. SMITH LAW FIRM, LLC
4488 North Shallowford Road, Suite 105
Atlanta, GA 30338
Telephone: (844) 454-7529
Facsimile: (877) 352-6253
Email: rbc@kirbygsmith.com

Attorneys for Plaintiff

Case 3:23-cv-00823 Document 1 Filed 12/01/23 Page 5 of 5

Page 1 of2 Strictly Confidential �� o �� ©lU J � f � I ) (j Entertainment Arts research Inc. Suite 200, 19109 W Catawba Ave, Cornelius (Charlotte), NC 28031 Letter of Offer DATE: TO: FROM: SUBJECT: November 22, 2021 William Allan Bradley Bernard Rubin OFFER LETTER Dear Allan, Based on our recent discussion, I would like to extend the offer of joining Entertainment Arts Research as our Interim Chief Financial Officer. The opportunity comes with significant responsibility, and we are counting on your experience and leadership to drive the business development and funding for the company. The first ninety days commencing 1 December 2021 will be essential in evaluating a good fit for all parties. We look forward to building the business together with you and sharing in our collective success. As compensation for your efforts on behalf of the Company, your offer for total compensation is structured as follows: Total Compensation Package for 2022, structured as follows. 1. Annual Cash Compensation: $75,000. $6,250 per month to be paid on the last day of each month. 2. Common EARi Stock/Shares for the fiscal year 2022: 1,388,889 Common Shares. 115,740 Common Shares per month allocated on the last day each month. 3. Bonus Payments in Stock for completed acquisitions and investment funding secured as follows. a. Funding Secured for EARi (Equity or Convertible Notes)= 2,5% cash bonus payable. b. Compensation for acquisitions completed. iii. i. Cash Payment of 10 % of Target Acquisitions Annual Net Profit before tax at end of a full fiscal year ii. or the greater of, a Cash Payment of 2 , 5 % of Gross Revenue contributed at the end of a full fisca l year . Share/Stock award of Common Stock Series B for acquisitions concluded (with voting rights of 100 per share) equaling One Share per $ 1 , 00 of the acquisition cos t (eg $ 1 , 000 , 000 acquisition= 1 , 000 , 000 Series B Shares to a maximum of 10 Million Shares) . Entertainment Arts Research Inc, Suite 200, 19109 West Catawba Ave, Cornelius, (Charlotte) North Carolina 28031 Case 3:23 - cv - 00Bll'l'"' ffijl!! � er \ tfst,1 1 7 !¥>1lijd 1 l92/01/23 Page 1 of 2

Page 2 of 2 *Strictly Confidential*

4. Pre-Approved Travel and Entertainment costs to be reimbursed.

5. The first 3 Months will be probationary, and all compensation will be pro-rated in event of break off.

Your base salary level will be reviewed every year to ascertain if an adjustment should be made based on performance and based on the financial performance of the Company. Furthermore, when eligible, you will be entitled to participate in the Medical and Employee Share Plan that the company plans to set up in 2022.

All equity issued (Shares in EARI) will be subject to a leak-out provision, with the following schedule:

a. Up to 25% of the original stock issued can be sold after a holding period of 6 months from the date of the closing of the Transaction.
b. Up to 50% of the original stock issued can be sold after a holding period of 12 months from the date of the closing of the Transaction.
c. Up to 75% of the original stock issued can be sold after a holding period of 18 months from the date of the closing of the Transaction.
d. Up to 100% of the original stock issued can be sold after a holding period of 24 months from the date of the closing of the Transaction.

You agree to retain all non-public information obtained from EARI as confidential and agree not to release or discuss any of such information unless you have obtained the prior consent of EARI or is otherwise forced, compelled, or required to disclose this information by operation of law or applicable government authority. You also agree to abide by the non-disclosure, non-circumvention, and non-compete clauses signed at the time your hiring. We look forward to working with you and anticipate concluding an employment agreement by 1 March 2022.

The parties do hereby execute this Agreement at the places and dates set forth below.

Signed for and on behalf of:	Signed for and on behalf of:
EARI	**WILLIAM ALLAN BRADLEY**
	By:________________
Print Name: Bernard Rubin Title: Chief Executive Officer Office: 980 999 0270 | Fax: +1 704 659 4139 | Cell: 704 450 2413 | info@earigroup.com |	Print Name: **WILLIAM ALLAN BRADLEY**
Date: 22 November 2021	Date: 22 November 2021

Entertainment Arts Research Inc. Suite 200, 19109 West Catawba Ave, Cornelius, (Charlotte) North Carolina 28031
Main: 980 999 0270 / Fax: +1 704 659 4139
Case 3:23-cv-00823 Document 1-1 Filed 12/01/23 Page 2 of 2

IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA CASE NO. 3:23 - cv - 00823 NCWD - Citizenship Disclosure - December 2022 Case 3:23 - cv - 00823 - MOC - DCK Document 3 Filed 12/05/23 Page 1 of 2 WILLIAM ALLEN BRADLEY Plaintiff(s), V. Defendant(s). ) ) ) ) ) ) ) ) DISCLOSURE BY PARTY OR INTERVENOR IN A DIVERSITY CASE This disclosure must be filed on behalf of each party or intervenor lo an action in which jurisdiction is based on diversity under 28 U . S . C . † 1332 (a) . Counsel has a continuing duty to update this information . An executed form should be electronically filed . The disclosing party must file this disclosure at the time of the party's first appearance, pleading, petition, motion, response, or other request addressed lo the Court . The disclosing party also must serve this form on the other parties lo the action . William Allen Bradley Plaintiff - ,,, - --- = - - , - , - --------- who is -- ,.c, - c - = - ,.,,. - , - - , - -- ,,,,, - - .,..,,..,, - -- ,. - -- - (Name of Party) (Plaintiff I Defendant/MovantllnteJVenor) makes the following disclosures: 1. Is the party identified above an individual? X YES NO If the answer is "YES," identify the Slate citizenship of that individual: Ontario, Canada lflhe answer is "NO," proceed to question No. 2 below.

2. NCWD - Citizenship Disclosure - December 2022 Case 3:23 - cv - 00823 - MOC - DCK Document 3 Filed 12/05/23 Page 2 of 2 Identify the name and State citizenship of every individual or entity whose citizenship is attributable 1 to the party identified above: Name of Individual/Entity Citizenship s/ Corey M. Stanton 12/5/2023 Signature of Attorney Date 1 "For purposes of diversity jurisdiction, the citizenship of a limited liability company ... is determined by the citizenship of all of its members . " Cent . W . Va . Energy Co . , Inc . v . Mountain State Carbon . LLC , 636 F . 3 d 101 , 103 ( 4 th Cir . 2011 ) . When members are LLCs themselves, the citizenship issues must be traced through until one reaches only individuals and/or corporations . See Jennings v . HCR ManorCare, Inc . , 901 F . Supp . 2 d 649 , 651 (D . S . C . 2012 ) ("an LLC's members' citizenship must be traced through however many layers of members there may be") .

R.R.
Gibbons Law Group, PLLC
14045 Ballantyne Corp. Pl.
Ste 325
Charlotte, NC 28277

CERTIFIED MAIL

9589 0710 5270 0507 5501 11

Retail

UNITED STATES POSTAL SERVICE

89169

RDC 99

U.S. POSTAGE PAID
FCM LG ENV
CHARLOTTE, NC 28277
DEC 14, 2023

$9.73

R2304W121717-99

TO Entertainment Arts Research, Inc.
c/o Registered Agent: Commercial Registered Agent
3773 Howard Hughes Pkwy, Suite 500S
Las Vegas, NV 89169

Mecklenburg County Clerk of Superior Court 24CV030185-590

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

IN THE GENERAL COURT OF JUSTICE
SUPERIOR COURT DIVISION

JOSH NELSON,

Judgment Creditor,

v.

ENTERTAINMENT ARTS RESEARCH INC.; FURY BEVERAGES, LLC; BETTA4U BRANDS, INC.; and BERNARD RUBIN,

Judgment Debtors.

NOTICE OF FILING OF FOREIGN JUDGMENT

Josh Nelson (hereinafter "Judgment Creditor") hereby gives notice, pursuant to N.C. Gen. Stat. §1C-1704, of the following:

1. The address of the Judgment Creditor is c/o Bridget Bailey Esq.; BL Bailey PLLC; 423 Grand Avenue; Spencer, Iowa 51301.

2. The address of the North Carolina attorney for the Judgment Creditor is Michael B. Stein; Hutchens Law Firm LLP; 6230 Fairview Road, Suite 315; Charlotte, NC 28210.

3. The address of the Clerk's office in which the foreign judgment is filed in North Carolina is Clerk of Superior Court, Mecklenburg County Courthouse, 832 E. 4th Street, Charlotte, North Carolina 28202.

4. A copy of a foreign judgment entered in favor of the Judgment Creditor against the Judgment Debtors and a copy of an affidavit of the Judgment Creditor are both attached hereto and have been filed in the Clerk's office whose address appears in ¶ 3 herein.

5. The Judgment Debtors have thirty (30) days from the date of receipt of this Notice to seek relief from the enforcement of the Judgment, and if the Judgment is not satisfied and no such relief is sought within that thirty (30) days,

1

Electronically Filed Date: 7/2/2024 11:07 AM Mecklenburg County Clerk of Superior Court

the Judgment will be enforced in North Carolina in the same manner as any judgment of this State. 2024. HUTCHENS LAW FIRM LLP Attorneys for the Judgment Creditor Michael B. Stein N.C. State Bar No. 22335 6230 Fairview Road, Suite 315 Charlotte, NC 28210 Ph: 704.362.9255 Fax: 704.362.9269 2

I 2 3 4 5 6 7 8 9 10 11 12 13 I 1l 0 � iii � 2' '8 Ii 's � ��� ig g 14 o, '" � ..I W 00 15 16 <( � � z 0 ; � , 6 w 0 �� V � 17 Defendants on October 19, 2023 ("Application"). Defendants Entertainment Arts Researcl: Inc. 18 ("EARI"), Fury Beverages, LLC ("Fury"), Betta4u Brands, Inc. ("Betta4u"), and Bernard Rnbin 19 ("Rubin") (collectively "Defendants") did not oppose the Application. On December 21, 2023, the 20 Court held a prove - up headng on Nelson's Application. Mr. Kay and Ms. Harrison appeared on 21 Nelson's behalf, and Mr. Rubin appeared on his own behalf. Nelson also appeared and provided 22 testimony supporting his Application. 23 I: j 8 ::I The Court, having reviewed and considered Nelson's Application and supporting affidavit 24 attached thereto, Mr. Nelson's testimony and the exhibits admitted into evidence at the heiring, 25 Nelson's Memorandum of Costs attached to the Application as Exhibit 3, and Nelson's Br � nzell 26 declaration filed on January 3, 2024, and for good cause appearing, finds and concludes as follows: DFJD Rory T. Kay, Esq. (NSBN 12416) Kiley A. Harrison, Esq. (NSBN 16092) McDONALD CARANO LLP 2300 West Sahara Avenue, Suite 1200 Las Vegas, Nevada 89102 Telephone: (702) 873 - 4100 rkay@mcdonaldcarano.com kharrison@mcdonaldcarano.com Attorneys for Plaintiff Josh Nelson DISTRICT COURT Electiouiou!ly'.Elled 24CV030 ���� - - - cLERK OFTHE GOUR" JOSH NELSON, an individual, Plaintiff; v. ENTERTAINMENT ARTS RESEARCH INC.; FURY BEVERAGES, LLC; BETTA4U BRANDS, INC.; BERNARD RUBIN; DOE individuals I through X, inclusive; and ROE entities I through X, inclusive, Defendants. CLARK COUNTY, NEVADA CASE NO.: A - 23 - 869164 - B DEPT. NO.: 27 DEFAULT JUDGMENT AGAINST Ail DEFENDANTS Plaintiff Josh Nelson (''Nelson") filed an Application for Default Judgment Against All l. On May 18, 2021, Fury's shareholders (including Nelson) executed an Acquisition 27 28 Agreement with EARI and Betta4u (together, the "Acquirers") for the Acquirers to purchase Fury. Statistically closed: USJR - CV - Default Judgment (USDJ Electronically Filed Date: 7/2/2024 11:07 AM Mecklenburg County Clerk of Superior Court

1 2 3 4 5 a. 6 7 b. 8 9 10 11 c. 12 13 14 15 1'I � 0 z :; < � z � � ii: <( � "' " � u !s � � �� - g 0 † � - ' :;; � z < � � � � 0 ;:;o 0 � iE u � < E � � Under the Acquisition Agreement, Fury's shareholders would convey all of Fury's shares to the Acquirers in exchange for the Acquirers assuming $ 1 , 500 , 000 of Fury's debt (the "Debt") and transferring 6 , 704 , 343 restricted shares ofEARI stock to Fury's shareholders . The closing date for the Acquisition Agreement was on or before May 28 , 2021 . 2. The Debt includes : A Joan or line of credit in the amount of $ 1 million from Farmers Tru,t and Savings Bank ("Farmers Loan"), which Nelson personally guaranteed . A secured promissory note in the amount of $ I 00 , 000 between Nelsm and Fury dated December 15 , 2020 ("December 2020 Note"), which represents cash that Nelson injected into Fury through December 2020 , and which is not at issue in this litigation ; A secured promissory note in the amount of $ 203 , 500 between BART and Fury dated July 16 , 2021 ("July 2021 Note"), $ 145 , 000 of which represents cash that Nelson injected into Fury between December 2020 and July 13 , 2021 ; and d. $196,500 for other debts, $115,000 of which represents additional cash that Nelson injected into Fury between July 2021 and July 2022. 16 17 18 3. At closing, Fury's shareholders (including Nelson) satisfied their contractual 19 obligations and transferred 100% of Fury's shares to BARI, meaning BARI now controls Fury. 20 However, the Acquirers did not satisfy their obligations under the Acquisition Agreement. 21 Although EARI eventually attempted to issue a portion ofits restricted shares to Fury's shareholders 22 in November 2021, the Acquirers never assumed the Debt. 23 4. Before Fury's shareholders (including Nelson) executed the Acquisition Agreement, 24 Rubin, as the President ofEARI and Betta4u, repeatedly represented to Nelson both in writing and 25 orally that the Acquirers had sufficient financial health to satisfy their obligations under the 26 Acquisition Agreement, including assuming or paying off the Debt. For example, Rubin provided 27 balance sheets showing that EARi had sufficient assets to assume or pay off the Debt. 28 Ill 2

1'/ iii 0 < - 0 z < � z � a:: �� 6 �� � g s � � �� ;;:;g 9 � " i; ; ' « ; " ) 0 � I < ' o ll � < � � C u :l: 0 I: � 8 i'l a. b. EARi April 26, 2023; Fury - May 18, 2023, and acceptance of service on June 7, 2023; c. d. Betta4u April 27, 2023; and Rubin - April 26, 2023. 5. Rubin intentionally made these representations to Nelson to induce Nelson and other 2 Fury shareholders to execute the Acquisition Agreement. Rubin knew that his representations were 3 false because the Acquirers did not have sufficient financial health to satisfy their obligations under 4 the Acquisition Agreement, including assuming or paying off the Debt. Nelson and the other Fury 5 shareholders justifiably relied on Rubin's representations in executing the Acquisition Agree:nent. 6 6. After executing the Acquisition Agreement, Rubin continued to make these 7 representations until February 2023, when Nelson sued Rubin in a North Carolina lawsuit related 8 to the December 2020 Note. At that point, Rubin retained counsel and began arguing that the 9 Acquirers have no obligation to assume the Debt. 10 7. As for Nelson's payments towards the Fanners Loan and his cash injections into 11 Fury, the Court finds that Nelson has received no benefit for said payments. 12 8. On April 18, 2023, Nelson filed his Complaint against Defendants, alleging causes 13 of action for breach of contract (against EARi, Betta4u, and Fury), breach of the implied co � nant 14 of good faith and fair dealing (against EARi, Betta4u, and Fury), unjust enrichment (against all 15 Defendants), fraudulent misrepresentation (against Rubin), and for declaratory relief (against all 16 Defendants). 17 9. Nelson served Defendants with the Summons and Complaint on the following dates: 18 19 20 21 22 10. Most recently, the parties stipulated to extend the deadline for Defendants to file 23 responsive pleadings to the Complaint to September 5, 2023. Defendants did not file respcnsive 24 pleadings by September 5, 2023. 25 11. Nelson served a 'Ibree - Day Notice of Intent to Take Default ("Notice") on 26 Defendants on September 7, 2023. 27 Ill 28 Ill 3

lei † 0 < 0 z <( � z � 0::: �� <( > fk m u :l � � �� , - g _ g 14 0 �� ;l 0 - I � wt . g .> �� � o C � i' u � I: � � 13. As of the date of this Default Judgment, Defendants have not filed respcnsive pleadings. 14. Nelson filed his Application on October 19, 2023, requesting that the Court enter 12. On September 14, 2023, Nelson filed an Application for Entry of Default Against 2 Defendants ("Default Application"). The Clerk of the Court entered Default against Defendants on 3 September 15, 2023. 4 5 6 7 default judgment against Defendants under NRCP 55(b). Defendants did not oppose the 8 Application. 9 10 11 12 13 15. NRCP 55(b) provides in relevant part: (b) Entering a Default Judgment. (1) By the Clerk . If the plaintiff's claim is for a sum certain or a sum that can be made certain by computation, the clerk - on the plaintiff's request, with an affidavit showing the amount due - must enter judgment for that amount and costs against a defendant who has been defaulted for not appearing and who is neither a minor nor an incapacitated person . (2) By the Court. In all other cases, the party must apply to the court for a default judgment. A default judgment may be entered against a minor or 15 incapacitated person only if represented by a general guardian, conservator, or other like fiduciary who has appeared. If the party against whom a default judgment 16 is sought has appeared personally or by a representative, that party or its representative must be served with written notice of the application at least 7 days 17 before the hearing. The court may conduct hearings or make referrals - preserving any statutory right to a jury trial - when, to enter or effectuate judgment, it needs 18 to: 19 (A) conduct an accounting; 20 (B) determine the amount of damages; 21 (C) establish the truth of any allegation by evidence; or 22 (D) investigate any other matter. 23 NRCP 55(b)(l) - (2). 24 16. Because the Clerk of the Court entered default against Defendants, Defendants are 25 not infants or incompetent persons, and because Nelson's claims are for a sum certain, the Court 26 may enter default judgment under NRCP 55(b) in favor of Nelson and against Defendants on 27 Nelson's causes of action for breach of contract, breach of the implied covenant of good faith and 28 fair dealing, unjust enrichment, fraudulent misrepresentation, and declaratory relief. 4

!j is 0 z Q < <i: � a:: � l u <i: s � =e scf � N o • l!:!Q 0 5 � " :" . .1 i ' s � � �� 0 � 11 'i3 ;( I: � � 4 5 6 7 8 9 10 11 > r w a r:! 12 13 14 15 16 17 18 1 17. Based on the evidence presented to the Court, the Court finds that Defendants are 2 liable for the acts and omissions identified in Nelson's Complaint, which the Court finds to be true 3 and correct. 18. The Court further finds that Defendants' acts and omissions identified in Nelson's Complaint directly and proximately caused Nelson's damages in the following amounts: a. The principal sum of $1,260,000.00 in actual damages. This nLmber represents (i) $1,000,000 for the Farmers Loan, and (ii) $260,000.00 that Nelson injected into Fury between December 2020 and July 2022. Costs in the amount of $2,464.90 based on Nelson's Memorandum of Costs. Attorney fees in the amount of$42,847.50 based on the Brunzell declaration b. c. filed on January 3, 2024. 1 d. Pre - judgment interest at the legal rate from April 18, 2023 (the date Nelson filed his Complaint) to Janua1y 3, 2024, in the amount of$90,461.10. ORDER Based on the foregoing, and for good cause appearing, IT IS HEREBY ORDERED that the Application is GRANTED. Judgment on the merits is entered in favor of Nelson and against Defendants jointly and severally as to Nelson's breech of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment :as to 19 Rubin only), fraudulent misrepresentation, and declaratory relief causes of action. Nelson's unjust 20 enrichment cause of action against Fury, Betta4u, and EARi is dismissed as moot. 21 IT IS FURTHER ORDERED that Judgment is entered in favor of Nelson and against 22 Defendants jointly and severally in the amount of$1,395,773.50, plus post - judgment interest on the 23 total award amount underNRS 17.130 from the date of entry of this Default Judgment until p � id in 24 full, plus all reasonable attorney fees and costs incurred in collecting on the Judgment. 25 Ill 26 27 28 The Court has reviewed the Brunzel! declaration and finds that the requested attornev fees are reasonable and were necessarily incurred in this litigation for the reasons stated [, the declaration . 5

1 IT IS FURTHER ORDERED that the Doe and Roe defendants are dismissed without 2 prejudice. 3 IT IS SO ORDERED. 4 Dated this 8th day of January, 2024 5 6 7 Submitted by: 8 McDONALD CARANO LLP 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 By: Isl Ktfov A. fltirri.van Rory T. Kay, Esq. (NSBN 12416) Kiley A. Harrison, Esq. (NSBN 16092) 2300 West Sahara Avenue, Suite 1200 Las Vegas, Nevada 89102 rkay@mcdonaldcarano.com kharrison@mcdonaldcarano.com Attorneys for Plaint/ff Joshua Nelson NMf:!j l, Al ff' 85F 7A11F73 C848 Nancy Allf District Court Judge GD APR 10 2024 CERTIFIED COPY DOCUMENT ATTACHED IS A TRUE AND CORllECTCOPY OFTHE DOCUMEN! ON FILE 6

CSERV 2 3 4 5 6 7 8 9 10 11 12 Josh Nelson, Plaintiff(s) vs. DISTRICT COURT CLARK COUNTY, NEVADA Entertainment Arts Research Inc., Defendant(s) CASE NO: A - 23 - 869164 - B DEPT. NO. Department 15 AUTOMATED CERTIFICATE OF SERVICE This automated certificate of service was generated by the Eighth Judicial District Comt. The foregoing Default Judgment was served via the court's electronic eFile system to 13 all recipients registered fore - Service on the above entitled case as listed below: 14 Service Date: 1/8/2024 15 CaraMia Gerard 16 Brian Grubb 17 Rory Kay Jelena Jovanovic 18 19 20 Kiley Harrison 21 22 23 24 25 26 27 28 cgerard@mcdonaldcarano.com bgrubb@mcdonaldcarano.com rkay@mcdonaldcarano.com jjovanovic@mcdonaldcarano.com kharrison@mcdonaldcarano.com

Mecklenburg County Clerk of Superior Court 24CV030185 - 590 STATE OF J � ()_£,..,_t .< - _ COUNTYOF_ � l � ·· � /t_ - +/ -- - - AFFIDAVIT OF DEBT ,Josh Nelson, after having been duly sworn, deposes and states as follows : 1. I am not a minor and am competent to testify as a sworn witness to the matters contained herein based on my own personal knowledge of the events as described herein . 2. On or about January 8 , 2024 , in a civil action styled ,Tosh Nelson y . Entertainment Arts Research Inc .: Fury Beverages, LLC ; Betr . !! 4 U Brands, Inc .: Bernard Rubin : Doe individuals I through X . inclusive : and Roe individuals I through X, inclusive and bearing Case No . A - 23 - 869164 - B, the District Court of Clark County, Nevada entered a Judgment (tho "Foreign Judgment") in my favor and against Entertainment Arts Research Inc .; Fury Beverages, LLC ; Betta 4 U Brands, Inc .; Bernard Rubin (together, the "Judgment Debtors"), jointly and severally, in the amount of $ 1 , 395 , 773 . 50 , plus post - judgment interest on the total award amount under NRS 17 . 130 from the date of entry of the Foreign Judgment until paid in full, plus all reasonable attorney fees and costs incurred in collecting on the Foreign Jud!!J : llent . 3. No payments have been made toward the Foreign Judgment ; and there remains a balance owing on the Foreign ; Judgment in the amount of $ 1 , 395 , 773 . 50 , plus post - judgment interest on the total award amount under NRS 17 . 130 from the date of entry of the Foreign Judgment until paid in full, plus all reasonable attorney fees and costs incurred in collecting on the Fol'eign Judgment . 4. Judgment. No appeal was taken from the Foreign Judgment which is a final 1 Electronically Filed Date: 7/2/2024, 11:07 AM Mecklenburg County Clerk of Superior Court

,:,. 'rhe foregoing is the substance of my testimony which would be offered at any hearing on the foregoing action. This the .j day of 'To t1 1 2 • 2024, Sworn to and subscribed before me on This the1 “ l_ day of , Wh"' - - · • 2024. ,c \ C"' Ir t \ 111 \ � WJV, - ._./ � ,j CL ,2'. � fotary Public ;;;2/ /' 1 / -- . - � O;' - _. · - / My Commission Expires: ,1 - ----- r - + - - , _ c< ec ·:r @ - SARA E, VAN BUREN : \ Comm1.. 1on Number 159516 ' My Commission 1:xplres February 14, 20.,;z:i:

Exhibit __

Mecklenburg County Clerk of Superior Court 24CV030185-590

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

IN THE GENERAL COURT OF JUSTICE
SUPERIOR COURT DIVISION

JOSH NELSON,

Judgment Creditor,

v.

ENTERTAINMENT ARTS RESEARCH INC.;
FURY BEVERAGES, LLC;
BETTA4U BRANDS, INC.; and
BERNARD RUBIN,

Judgment Debtors.

NOTICE OF FILING OF FOREIGN JUDGMENT

Josh Nelson (hereinafter "Judgment Creditor") hereby gives notice, pursuant to N.C. Gen. Stat. §1C-1704, of the following:

1. The address of the Judgment Creditor is c/o Bridget Bailey Esq.; BL Bailey PLLC; 423 Grand Avenue; Spencer, Iowa 51301.

2. The address of the North Carolina attorney for the Judgment Creditor is Michael B. Stein; Hutchens Law Firm LLP; 6230 Fairview Road, Suite 315; Charlotte, NC 28210.

3. The address of the Clerk's office in which the foreign judgment is filed in North Carolina is Clerk of Superior Court, Mecklenburg County Courthouse, 832 E. 4th Street, Charlotte, North Carolina 28202.

4. A copy of a foreign judgment entered in favor of the Judgment Creditor against the Judgment Debtors and a copy of an affidavit of the Judgment Creditor are both attached hereto and have been filed in the Clerk's office whose address appears in ¶ 3 herein.

5. The Judgment Debtors have thirty (30) days from the date of receipt of this Notice to seek relief from the enforcement of the Judgment, and if the Judgment is not satisfied and no such relief is sought within that thirty (30) days,

1

Electronically Filed Date: 7/2/2024 11:07 AM Mecklenburg County Clerk of Superior Court

the Judgment will be enforced in North Carolina in the same manner as any judgment of this State. 2024. HUTCHENS LAW FIRM LLP Attorneys for the Judgment Creditor Michael B. Stein N.C. State Bar No. 22335 6230 Fairview Road, Suite 315 Charlotte, NC 28210 Ph: 704.362.9255 Fax: 704.362.9269 2

I 2 3 4 5 6 7 8 9 10 11 12 13 I 1l 0 � iii � 2' '8 Ii 's � ��� ig g 14 o, '" � ..I W 00 15 16 <( � � z 0 ; � , 6 w 0 �� V � 17 Defendants on October 19, 2023 ("Application"). Defendants Entertainment Arts Researcl: Inc. 18 ("EARI"), Fury Beverages, LLC ("Fury"), Betta4u Brands, Inc. ("Betta4u"), and Bernard Rnbin 19 ("Rubin") (collectively "Defendants") did not oppose the Application. On December 21, 2023, the 20 Court held a prove - up headng on Nelson's Application. Mr. Kay and Ms. Harrison appeared on 21 Nelson's behalf, and Mr. Rubin appeared on his own behalf. Nelson also appeared and provided 22 testimony supporting his Application. 23 I: j 8 ::I The Court, having reviewed and considered Nelson's Application and supporting affidavit 24 attached thereto, Mr. Nelson's testimony and the exhibits admitted into evidence at the heiring, 25 Nelson's Memorandum of Costs attached to the Application as Exhibit 3, and Nelson's Br � nzell 26 declaration filed on January 3, 2024, and for good cause appearing, finds and concludes as follows: DFJD Rory T. Kay, Esq. (NSBN 12416) Kiley A. Harrison, Esq. (NSBN 16092) McDONALD CARANO LLP 2300 West Sahara Avenue, Suite 1200 Las Vegas, Nevada 89102 Telephone: (702) 873 - 4100 rkay@mcdonaldcarano.com kharrison@mcdonaldcarano.com Attorneys for Plaintiff Josh Nelson DISTRICT COURT Electiouiou!ly'.Elled 24CV030 ���� - - - cLERK OFTHE GOUR" JOSH NELSON, an individual, Plaintiff; v. ENTERTAINMENT ARTS RESEARCH INC.; FURY BEVERAGES, LLC; BETTA4U BRANDS, INC.; BERNARD RUBIN; DOE individuals I through X, inclusive; and ROE entities I through X, inclusive, Defendants. CLARK COUNTY, NEVADA CASE NO.: A - 23 - 869164 - B DEPT. NO.: 27 DEFAULT JUDGMENT AGAINST Ail DEFENDANTS Plaintiff Josh Nelson (''Nelson") filed an Application for Default Judgment Against All l. On May 18, 2021, Fury's shareholders (including Nelson) executed an Acquisition 27 28 Agreement with EARI and Betta4u (together, the "Acquirers") for the Acquirers to purchase Fury. Statistically closed: USJR - CV - Default Judgment (USDJ Electronically Filed Date: 7/2/2024 11:07 AM Mecklenburg County Clerk of Superior Court

1 2 3 4 5 a. 6 7 b. 8 9 10 11 c. 12 13 14 15 1'I � 0 z :; < � z � � ii: <( � "' " � u !s � � �� - g 0 † � - ' :;; � z < � � � � 0 ;:;o 0 � iE u � < E � � Under the Acquisition Agreement, Fury's shareholders would convey all of Fury's shares to the Acquirers in exchange for the Acquirers assuming $ 1 , 500 , 000 of Fury's debt (the "Debt") and transferring 6 , 704 , 343 restricted shares ofEARI stock to Fury's shareholders . The closing date for the Acquisition Agreement was on or before May 28 , 2021 . 2. The Debt includes : A Joan or line of credit in the amount of $ 1 million from Farmers Tru,t and Savings Bank ("Farmers Loan"), which Nelson personally guaranteed . A secured promissory note in the amount of $ I 00 , 000 between Nelsm and Fury dated December 15 , 2020 ("December 2020 Note"), which represents cash that Nelson injected into Fury through December 2020 , and which is not at issue in this litigation ; A secured promissory note in the amount of $ 203 , 500 between BART and Fury dated July 16 , 2021 ("July 2021 Note"), $ 145 , 000 of which represents cash that Nelson injected into Fury between December 2020 and July 13 , 2021 ; and d. $196,500 for other debts, $115,000 of which represents additional cash that Nelson injected into Fury between July 2021 and July 2022. 16 17 18 3. At closing, Fury's shareholders (including Nelson) satisfied their contractual 19 obligations and transferred 100% of Fury's shares to BARI, meaning BARI now controls Fury. 20 However, the Acquirers did not satisfy their obligations under the Acquisition Agreement. 21 Although EARI eventually attempted to issue a portion ofits restricted shares to Fury's shareholders 22 in November 2021, the Acquirers never assumed the Debt. 23 4. Before Fury's shareholders (including Nelson) executed the Acquisition Agreement, 24 Rubin, as the President ofEARI and Betta4u, repeatedly represented to Nelson both in writing and 25 orally that the Acquirers had sufficient financial health to satisfy their obligations under the 26 Acquisition Agreement, including assuming or paying off the Debt. For example, Rubin provided 27 balance sheets showing that EARi had sufficient assets to assume or pay off the Debt. 28 Ill 2

1'/ iii 0 < - 0 z < � z � a:: �� 6 �� � g s � � �� ;;:;g 9 � " i; ; ' « ; " ) 0 � I < ' o ll � < � � C u :l: 0 I: � 8 i'l a. b. EARi April 26, 2023; Fury - May 18, 2023, and acceptance of service on June 7, 2023; c. d. Betta4u April 27, 2023; and Rubin - April 26, 2023. 5. Rubin intentionally made these representations to Nelson to induce Nelson and other 2 Fury shareholders to execute the Acquisition Agreement. Rubin knew that his representations were 3 false because the Acquirers did not have sufficient financial health to satisfy their obligations under 4 the Acquisition Agreement, including assuming or paying off the Debt. Nelson and the other Fury 5 shareholders justifiably relied on Rubin's representations in executing the Acquisition Agree:nent. 6 6. After executing the Acquisition Agreement, Rubin continued to make these 7 representations until February 2023, when Nelson sued Rubin in a North Carolina lawsuit related 8 to the December 2020 Note. At that point, Rubin retained counsel and began arguing that the 9 Acquirers have no obligation to assume the Debt. 10 7. As for Nelson's payments towards the Fanners Loan and his cash injections into 11 Fury, the Court finds that Nelson has received no benefit for said payments. 12 8. On April 18, 2023, Nelson filed his Complaint against Defendants, alleging causes 13 of action for breach of contract (against EARi, Betta4u, and Fury), breach of the implied co � nant 14 of good faith and fair dealing (against EARi, Betta4u, and Fury), unjust enrichment (against all 15 Defendants), fraudulent misrepresentation (against Rubin), and for declaratory relief (against all 16 Defendants). 17 9. Nelson served Defendants with the Summons and Complaint on the following dates: 18 19 20 21 22 10. Most recently, the parties stipulated to extend the deadline for Defendants to file 23 responsive pleadings to the Complaint to September 5, 2023. Defendants did not file respcnsive 24 pleadings by September 5, 2023. 25 11. Nelson served a 'Ibree - Day Notice of Intent to Take Default ("Notice") on 26 Defendants on September 7, 2023. 27 Ill 28 Ill 3

lei † 0 < 0 z <( � z � 0::: �� <( > fk m u :l � � �� , - g _ g 14 0 �� ;l 0 - I � wt . g .> �� � o C � i' u � I: � � 13. As of the date of this Default Judgment, Defendants have not filed respcnsive pleadings. 14. Nelson filed his Application on October 19, 2023, requesting that the Court enter 12. On September 14, 2023, Nelson filed an Application for Entry of Default Against 2 Defendants ("Default Application"). The Clerk of the Court entered Default against Defendants on 3 September 15, 2023. 4 5 6 7 default judgment against Defendants under NRCP 55(b). Defendants did not oppose the 8 Application. 9 10 11 12 13 15. NRCP 55(b) provides in relevant part: (b) Entering a Default Judgment. (1) By the Clerk . If the plaintiff's claim is for a sum certain or a sum that can be made certain by computation, the clerk - on the plaintiff's request, with an affidavit showing the amount due - must enter judgment for that amount and costs against a defendant who has been defaulted for not appearing and who is neither a minor nor an incapacitated person . (2) By the Court. In all other cases, the party must apply to the court for a default judgment. A default judgment may be entered against a minor or 15 incapacitated person only if represented by a general guardian, conservator, or other like fiduciary who has appeared. If the party against whom a default judgment 16 is sought has appeared personally or by a representative, that party or its representative must be served with written notice of the application at least 7 days 17 before the hearing. The court may conduct hearings or make referrals - preserving any statutory right to a jury trial - when, to enter or effectuate judgment, it needs 18 to: 19 (A) conduct an accounting; 20 (B) determine the amount of damages; 21 (C) establish the truth of any allegation by evidence; or 22 (D) investigate any other matter. 23 NRCP 55(b)(l) - (2). 24 16. Because the Clerk of the Court entered default against Defendants, Defendants are 25 not infants or incompetent persons, and because Nelson's claims are for a sum certain, the Court 26 may enter default judgment under NRCP 55(b) in favor of Nelson and against Defendants on 27 Nelson's causes of action for breach of contract, breach of the implied covenant of good faith and 28 fair dealing, unjust enrichment, fraudulent misrepresentation, and declaratory relief. 4

!j is 0 z Q < <i: � a:: � l u <i: s � =e scf � N o • l!:!Q 0 5 � " :" . .1 i ' s � � �� 0 � 11 'i3 ;( I: � � 4 5 6 7 8 9 10 11 > r w a r:! 12 13 14 15 16 17 18 1 17. Based on the evidence presented to the Court, the Court finds that Defendants are 2 liable for the acts and omissions identified in Nelson's Complaint, which the Court finds to be true 3 and correct. 18. The Court further finds that Defendants' acts and omissions identified in Nelson's Complaint directly and proximately caused Nelson's damages in the following amounts: a. The principal sum of $1,260,000.00 in actual damages. This nLmber represents (i) $1,000,000 for the Farmers Loan, and (ii) $260,000.00 that Nelson injected into Fury between December 2020 and July 2022. Costs in the amount of $2,464.90 based on Nelson's Memorandum of Costs. Attorney fees in the amount of$42,847.50 based on the Brunzell declaration b. c. filed on January 3, 2024. 1 d. Pre - judgment interest at the legal rate from April 18, 2023 (the date Nelson filed his Complaint) to Janua1y 3, 2024, in the amount of$90,461.10. ORDER Based on the foregoing, and for good cause appearing, IT IS HEREBY ORDERED that the Application is GRANTED. Judgment on the merits is entered in favor of Nelson and against Defendants jointly and severally as to Nelson's breech of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment :as to 19 Rubin only), fraudulent misrepresentation, and declaratory relief causes of action. Nelson's unjust 20 enrichment cause of action against Fury, Betta4u, and EARi is dismissed as moot. 21 IT IS FURTHER ORDERED that Judgment is entered in favor of Nelson and against 22 Defendants jointly and severally in the amount of$1,395,773.50, plus post - judgment interest on the 23 total award amount underNRS 17.130 from the date of entry of this Default Judgment until p � id in 24 full, plus all reasonable attorney fees and costs incurred in collecting on the Judgment. 25 Ill 26 27 28 The Court has reviewed the Brunzel! declaration and finds that the requested attornev fees are reasonable and were necessarily incurred in this litigation for the reasons stated [, the declaration . 5

1 IT IS FURTHER ORDERED that the Doe and Roe defendants are dismissed without 2 prejudice. 3 IT IS SO ORDERED. 4 Dated this 8th day of January, 2024 5 6 7 Submitted by: 8 McDONALD CARANO LLP 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 By: Isl Ktfov A. fltirri.van Rory T. Kay, Esq. (NSBN 12416) Kiley A. Harrison, Esq. (NSBN 16092) 2300 West Sahara Avenue, Suite 1200 Las Vegas, Nevada 89102 rkay@mcdonaldcarano.com kharrison@mcdonaldcarano.com Attorneys for Plaint/ff Joshua Nelson NMf:!j l, Al ff' 85F 7A11F73 C848 Nancy Allf District Court Judge GD APR 10 2024 CERTIFIED COPY DOCUMENT ATTACHED IS A TRUE AND CORllECTCOPY OFTHE DOCUMEN! ON FILE 6

CSERV 2 3 4 5 6 7 8 9 10 11 12 Josh Nelson, Plaintiff(s) vs. DISTRICT COURT CLARK COUNTY, NEVADA Entertainment Arts Research Inc., Defendant(s) CASE NO: A - 23 - 869164 - B DEPT. NO. Department 15 AUTOMATED CERTIFICATE OF SERVICE This automated certificate of service was generated by the Eighth Judicial District Comt. The foregoing Default Judgment was served via the court's electronic eFile system to 13 all recipients registered fore - Service on the above entitled case as listed below: 14 Service Date: 1/8/2024 15 CaraMia Gerard 16 Brian Grubb 17 Rory Kay Jelena Jovanovic 18 19 20 Kiley Harrison 21 22 23 24 25 26 27 28 cgerard@mcdonaldcarano.com bgrubb@mcdonaldcarano.com rkay@mcdonaldcarano.com jjovanovic@mcdonaldcarano.com kharrison@mcdonaldcarano.com

Mecklenburg County Clerk of Superior Court 24CV030185 - 590 STATE OF J � ()_£,..,_t .< - _ COUNTYOF_ � l � ·· � /t_ - +/ -- - - AFFIDAVIT OF DEBT ,Josh Nelson, after having been duly sworn, deposes and states as follows : 1. I am not a minor and am competent to testify as a sworn witness to the matters contained herein based on my own personal knowledge of the events as described herein . 2. On or about January 8 , 2024 , in a civil action styled ,Tosh Nelson y . Entertainment Arts Research Inc .: Fury Beverages, LLC ; Betr . !! 4 U Brands, Inc .: Bernard Rubin : Doe individuals I through X . inclusive : and Roe individuals I through X, inclusive and bearing Case No . A - 23 - 869164 - B, the District Court of Clark County, Nevada entered a Judgment (tho "Foreign Judgment") in my favor and against Entertainment Arts Research Inc .; Fury Beverages, LLC ; Betta 4 U Brands, Inc .; Bernard Rubin (together, the "Judgment Debtors"), jointly and severally, in the amount of $ 1 , 395 , 773 . 50 , plus post - judgment interest on the total award amount under NRS 17 . 130 from the date of entry of the Foreign Judgment until paid in full, plus all reasonable attorney fees and costs incurred in collecting on the Foreign Jud!!J : llent . 3. No payments have been made toward the Foreign Judgment ; and there remains a balance owing on the Foreign ; Judgment in the amount of $ 1 , 395 , 773 . 50 , plus post - judgment interest on the total award amount under NRS 17 . 130 from the date of entry of the Foreign Judgment until paid in full, plus all reasonable attorney fees and costs incurred in collecting on the Fol'eign Judgment . 4. Judgment. No appeal was taken from the Foreign Judgment which is a final 1 Electronically Filed Date: 7/2/2024, 11:07 AM Mecklenburg County Clerk of Superior Court

,:,. 'rhe foregoing is the substance of my testimony which would be offered at any hearing on the foregoing action. This the .j day of 'To t1 1 2 • 2024, Sworn to and subscribed before me on This the1 “ l_ day of , Wh"' - - · • 2024. ,c \ C"' Ir t \ 111 \ � WJV, - ._./ � ,j CL ,2'. � fotary Public ;;;2/ /' 1 / -- . - � O;' - _. · - / My Commission Expires: ,1 - ----- r - + - - , _ c< ec ·:r @ - SARA E, VAN BUREN : \ Comm1.. 1on Number 159516 ' My Commission 1:xplres February 14, 20.,;z:i:

FDR COURT USE ONLY ATTORNEY OR PARTY IMTHOUT ATTORNEY; STATEBARNO: 218203 NAME: Cosmo A. Taormina FIRM NAME: Law Offices of Cosmo A. Taormina srREETAoosess, 377 S. Glassel! St., Suite 100 c1rv: Orange STATE: CA ZIPCODE: 92866 TELEPHONE NO.: 714.734.9906 FAX NO.: 949.544.0222 E - MAIL ADDRESS: ATTORNEY FOR (name): The Marsh Trusts SUPERIOR COURT OF CALIFORNIA, COUNTY OF Los Angeles STREET ADDRESS: 111 N. Hill Street MAILING ADDRESS: CITY AND ZIP CODE: Los Angeles, Calfornia 90012 BRANCH NAME: Stanley Mosk Courthouse Plaintiff/Petitioner: Matthew Marsh, et al. Defendant/Respondent: Entertainment Arts Research Inc., et al. CASE NUMBER: 23STCV12922 REQUEST FOR D Entry of Default D Clerk's Judgment (Application) 0 Court Judgment Not for use in actions under the Fair Debt Buying Practices Act (Civ. Code, † 1788.50 et seq.); (see form CIV - 105) CIV - 100 1. TO THE CLERK: On the complaint or cross - complaint filed a. on (date): o �� iM MARSH AND MICHELLE MARSH, AS TRUSTEES OF THE MATTHEW MARSH AND MICHELLE MARSH INTERVIVOS b. by (name): FAMILY TRUST; and, RYANMARSHAND ERNA MARSH AS TRUSTEES OFTIJEMARSHFAMILYTRUST • c. D Enter default of.defendant (names): d. 0 I request a court judgment under Code of Civil Procedure ·sections 585(b), 585(c), 989, etc., against defendant (names): ENTERTAINMENT ARTS RESEARCH, INC., and LA BOTTLEWORKS INC. (Testimony required. Apply to the clerk for a hearing date, unless the court will enter a judgment on an affidavit under Code Civ. Proc., † 585(d).) e. D Enter clerk's judgment (1) D for restitution of the premises only and issue a writ of execution on the judgment. C_ode of Civil Procedure section 1174(c) does not apply. (Code Civ. Proc., † 1169.) • . D Include in the judgment all tenants, subtenants, named claimants, and other occupants of the premises. The Prejudgment Claim of Right lo Possession was served in compliance with Code of Civil Procedure section 415.46. (2) D (3) D under Code of Civil Procedure section 585(a). (Complete the declaration under Code Civ. Proc., † 585.5 on the reverse (item 5).) for default previously entered on {date): 2. Judgment to be entered. Amount a. Demand of complaint ............. $1,750,000.00 b. Statement of damages• (1) Special .................... $ (2) General .................... $ . c. Interest ........................ $ 99,670.50 Credits acknowledged $50,000.00 Balance $1,700,000.00 d. Costs (see reverse) ............. . $ 537.25 e. Attorney fees ................... $18,890.00 f. TOTALS ..................... . $1,819,097.75 g. Dally damages were demanded in complaint at the rate of: $ $ $ $ 0.00 $ 0.00 $ 0.00 $ 50,000.00 $ $ $99,670.50 $ 537.25 $ 18,890.00 $1,819,097.75 per day beginning (date): (" Personal injury or wrongful death actions; Code Civ. Proc., † 425.11.) 3. D (Check if filed in an unlawful detainer case.) Legal document assistant or unlawful detainer assistant information Is on the � � ., t . f!'1 reverse (complete item 4). Date. 2/26/2024 Cosmo Taormina {TYPE OR PRINT NAME) � - � - =:cs"",o � NA=r=uR=E � o",UPL½l'T""IF"'F � OR � A � rr=a"R � NE"'v",=oR � P= - LA � l=Nr=IF=F) - - - FOR COURT USE ONLY (1) D (2) D Default entered as requested on (date): Default NOT entered as requested (state reason): Clerk, by , Deputy Page1 ofl Form Adopted for Mandatory Use Judicial Council of CalifOmla CIV - 100 [Rev. January 1, 2023] REQUEST FOR ENTRY OF DEFAULT (Application to Enter Default) Code of Civil Procedure, †† 5B5 - 687, 1169 www.co11rls.ca.gov

CIV-100

Plaintiff/Petitioner: Matthew Marsh, et al. Defendant/Respondent: Entertainment Arts Research Inc., et al.	CASE NUMBER: 23STCV12922

4. **Legal document assistant or unlawful detainer assistant (Bus. & Prof. Code, § 6400 et seq.).** A legal document assistant or unlawful detainer assistant ☐ did ☒ **did not** for compensation give advice or assistance with this form. If declarant has received **any** help or advice for pay from a legal document assistant or unlawful detainer assistant, state:
   a. Assistant's name:
   b. Street address, city, and zip code:
   c. Telephone no.:
   d. County of registration:
   e. Registration no.:
   f. Expires on *(date)*:

5. ☒ **Declaration under Code Civ. Proc., § 585.5** *(for entry of default under Code Civ. Proc., § 585(a)).* This action
   a. ☐ is ☒ is not on a contract or installment sale for goods or services subject to Civ. Code, § 1801 et seq. (Unruh Act).
   b. ☐ is ☒ is not on a conditional sales contract subject to Civ. Code, § 2981 et seq. (Rees-Levering Motor Vehicle Sales and Finance Act).
   c. ☐ is ☒ is not on an obligation for goods, services, loans, or extensions of credit subject to Code Civ. Proc., § 395(b).

6. **Declaration of mailing (Code Civ. Proc., § 587).** A copy of this *Request for Entry of Default* was
   a. ☐ **not mailed** to the following defendants, whose addresses are unknown to plaintiff or plaintiff's attorney *(names)*:
   b. ☒ **mailed** first-class, postage prepaid, in a sealed envelope addressed to each defendant's attorney of record or, if none, to each defendant's last known address as follows:
      (1) Mailed on *(date)*: February 29, 2024
      (2) To *(specify names and addresses shown on the envelopes)*: Entertainment Arts Research, Inc., C/O INCORP SERVICES INC., 3773 Howard Hughes Pkwy #500; Las Vegas, NV 89169; LA Bottleworks Inc. C/O Incorp Services Inc., 5716 Corsa Ave., #110, Westlake Village, CA 91362

I declare under penalty of perjury under the laws of the State of California that the foregoing items ~~4, 5,~~ and 6 are true and correct.

Date: February 26, 2024

Cosmo Taormina
(TYPE OR PRINT NAME)

▶ [signature]
(SIGNATURE OF DECLARANT)

7. **Memorandum of costs** *(required if money judgment requested).* Costs and disbursements are as follows (Code Civ. Proc., § 1033.5):
   a. Clerk's filing fees .... $ 437.25
   b. Process server's fees .... $ 100.00
   c. Other *(specify)*: $
   d. $
   e. **TOTAL** .... $ 537.25
   f. ☐ Costs and disbursements are waived.
   g. I am the attorney, agent, or party who claims these costs. To the best of my knowledge and belief this memorandum of costs is correct and these costs were necessarily incurred in this case.

I declare under penalty of perjury under the laws of the State of California that the foregoing item 7 is true and correct.

Date: February 26, 2024

Cosmo Taormina
(TYPE OR PRINT NAME)

▶ [signature]
(SIGNATURE OF DECLARANT)

CIV-100 [Rev. January 1, 2023]

REQUEST FOR ENTRY OF DEFAULT
(Application to Enter Default)

Page 2 of 3

CIV-100

Plaintiff/Petitioner: Matthew Marsh, et al. Defendant/Respondent: Entertainment Arts Research Inc., et al.	CASE NUMBER: 23STCV12922

8. **Declaration of nonmilitary status** *(required for a judgment)*.
No defendant/respondent named in item 1c is in the military service of the United States as defined by either the Servicemembers Civil Relief Act (see 50 U.S.C. § 3911(2)) or California Military and Veterans Code sections 400 and 402(f).

I know that no defendant/respondent named in item 1c is in the U.S. military service because *(check all that apply)*:

a. ☐ the search results that I received from https://scra.dmdc.osd.mil/ say the defendant/respondent is not in the U.S. military service.
b. ☐ I am in regular communication with the defendant/respondent and know that they are not in the U.S. military service.
c. ☐ I recently contacted the defendant/respondent, and they told me that they are not in the U.S. military service.
d. ☐ I know that the defendant/respondent was discharged from U.S. military service on or about *(date)*:
e. ☐ the defendant/respondent is not eligible to serve in the U.S. military because they are:
☐ incarcerated ☐ a business entity
f. ☒ other *(specify)*: All named defendants in this action are business entities and are not subject to military service.

Note
- U.S. military status can be checked online at https://scra.dmdc.osd.mil/.
- If the defendant/respondent is in the military service, or their military status is unknown, the defendant/respondent is entitled to certain rights and protections under federal and state law before a default judgment can be entered.
- For more information, see https://selfhelp.courts.ca.gov/military-defaults.

I declare under penalty of perjury under the laws of the State of California that the foregoing item 8 is true and correct.

Date: February 26, 2024

Cosmo Taormina
(TYPE OR PRINT NAME)

Cosmo A. Taormina [signature]
(SIGNATURE OF DECLARANT)

CIV-100 [Rev. January 1, 2023]
REQUEST FOR ENTRY OF DEFAULT
(Application to Enter Default)
Page 3 of 3

Cosmo A. Taormina, Esq.
Law Offices of Cosmo A. Taormina
377 S. Glassell Street, Suite 100
Orange, California 92866

SANTA ANA CA 926
26 FEB 2024 PM 6 L

FREEDOM
FOREVER / USA

Entertainment Arts Research, Inc.
C/O INCORP SERVICES INC.,
3773 Howard Hughes Pkwy #500
Las Vegas, Nevada 89169

89169-594025

7 8 9 10 11 12 1 NOFA Ogonna M. Brown, Esq. 2 Nevada Bar No. 7589 Christine Hotchkin, Esq. 3 Nevada Bar No. 15568 LEWIS ROCA ROTHGERBER CHRISTIE LLP 4 3993 Howard Hughes Parkway, Suite 600 Las Vegas, Nevada 89169 5 Telephone: (702) 474 - 2622 Facsimile: (702) 949 - 8298 6 Email: OBrown@lewisroca.com Attorneys for PlaintiffTVT 2.0, LLC 0 0 " i ' V, f a " . ' . I c D � $ : 0 : 0 , " c ' o :c > "Ez � :i : 0 c .. OJ M> g: :a M ...J <C u 0 a= 0 Ill - 3 w ..I IN THE EIGHTH JUDICIAL DISTRICT COURT CLARK COUNTY, NEVADA TVT 2.0 LLC, a Utah Limited Liability Company, Plaintiff/Judgment Creditor, v. ENTERTAINMENT ARTS RESEARCH INC.; ORIGINAL NEW YORK SELTZER, LLC; LA BOTTLE WORKS INC., Defendants/Judgment Debtors. Electronically Fllec 5/10/2024 9:59 AM Steven D. Grierson ��� oi><l''k,,.,..."""" � Case No.: A - 24 - 893010 - F DeptNo.: 15 [Judge Hon. Joe Hardy] NOTICE OF FILING OF FOREIGN JUDGMENT AND AFFIDAVIT PURSUANT TO NRS 17.360(2) TO: FROM: JUDGMENT DEBTORS: ENTERTAINMENT ARTS RESEARCH INC.; ORIGINAL NEW YORK SELTZER, LLC; LA BOTTLE WORKS INC, TVT 2.0 LLC You, and each of you, will please take notice that, pursuant to the Nevada Uniform Enforcement of Foreign Judgments Act, NRS 17.330 et seq., judgment creditor TVT 2.0 LLC ("TVT") has filed, domesticated, and enrolled in the courts of the State of Nevada the judgment 13 14 15 16 17 18 19 20 21 22 23 rendered by the Third Judicial District Court, Salt Lake City Department, Salt Lake County, State 24 of Utah in the action styled TVT 2.0 LLC v. Entertainment Arts Research Inc.; Original New York 25 Seltzer, LLC; LA Bottle Works Inc. (Case No. 230902137) on December 8, 2023. 26 A copy of the Application, Affidavit in Support of Application and Certified Receipts as 27 proof of mailing, are included as Exhibits A, B, and C to this Notice. 28 124771190.1 Case Number: A - 24 - 893010 - F cc u 0 a:: "' - 31: w ..... 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 The name and the last - known post office address of the judgment debtors are as follows: Entertainment Arts Research, Inc. 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 Original New York Seltzer, LLC 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 LA Bottle Works Inc. 19109 West Catawba Avenue Suite 200 Cornelius, NC 28031 The name and post office address of the judgment creditor's Nevada attorney is as follows: Ogonna M. Brown, Esq. Christine Hotchkin, Esq. Lewis Roca Rothgerber Christie LLP 3993 Howard Hughes Parkway, Suite 600 Las Vegas, NV 89169 DATED this 10 th day of May, 2024. LEWIS ROCA ROTHGERBER CHRISTIE LLP By: Isl Ogonna M Brown Ogonna M. Brown, Esq., SBN 7589 Christine R. Hotchkin, Esq., SBN 15568 3993 Howard Hughes Parkway, Suite 600 Las Vegas, Nevada 89169 Attorneys for TVT 2.0, LLC - 2 - 124771190.1

<C u 0 a:: - : 3 w ..J 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 CERTIFICATE OF SERVICE FOR NOTICE OF FILING OF FOREIGN JUDGMENT AND AFFIDAVIT PURSUANT TO NRS 17.360(2) 1 2 3 Pursuant to NRS 17.360(2), I hereby certify that I mailed, by both regular mail and by 4 certified mail, return receipt requested, the foregoing "Notice of Filing of Foreign Judgment and 5 Affidavit Pursuant to NRS 17.360(2)" to the judgment debtor named in this action and listed below: Certified Mail: Entertainment Arts Research 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 Original New York Seltzer, LLC 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 DATED this 10 th day of May, 2024. LA Bottle Works Inc. 19109 West Catawba Avenue Suite 200 Cornelius, NC 28031 Isl Annette Jaramillo An employee of Lewis Roca Rothgerber Christie LLC 124771190.1

EXHIBIT A EXHIBIT A

11 - Ill ..J 1 AFJ Ogonna M. Brown, Esq. (SBN 7589) 2 Christine Hotchkin, Esq. (SBN 15568) LEWIS ROCA ROTHGERBER CHRISTIE LLP 3 3993 Howard Hughes Parkway, Suite 600 Las Vegas, Nevada 89169 4 Telephone: (702) 474 - 2622 Facsimile: (702) 949 - 8298 5 Email: OBrown@lewisroca.com Email: CHotchkin@lewisroca.com 6 Attorneys for PlaintiffTVT 2.0, LLC Electronically File< 5/9/2024 5:16 PM Steven D. Grierson � . � .0..11>;:t'k._ltil,,..,,, CASE NO: A - 24 - 893010 - Department 1 IN THE EIGHTH WDICIAL DISTRICT COURT CLARK COUNTY, NEVADA 7 8 9 TVT 2.0 LLC, a Utah Limited Liability Company, 10 Plaintiff/Judgment Creditor, V. 12 ENTERTAINMENT ARTS RESEARCH INC.; ORIGINAL NEW YORK SELTZER, 13 LLC; LA BOTTLE WORKS INC., 14 15 16 17 18 19 Defendants/Judgment Debtors. Pursuant to NRS 17.330 et seq., plaintiff and judgment creditor TVT 2.0 LLC ("TVT"), by and through its counsel ofrecord, Lewis Roca Rothgerber Christie LLP, hereby files its application for enforcement of the foreign judgment against defendants and judgment debtors Entertainment Arts Research Inc., Original New York Seltzer, LLC, and LA Bottle Works Inc., and registers an 20 exemplified copy of the judgment rendered by the Third Judicial District Court, Salt Lake City 21 Department, Salt Lake County, State of Utah in the action styled TVT 2.0 LLC v. Entertainment 22 3 w 23 24 25 Case No.: Dept No.: APPLICATION FOR ENFORCEMENT OF FOREIGN JUDGMENT PURSUANT TO NRS 17.330 ET SEQ. 26 27 28 Arts Research Inc.; Original New York Seltzer, LLC; LA Bottle Works Inc. (Case No. 230902137) on December 8, 2023. (attached hereto as "Exhibit 1"). DATED this 9 th day of May, 2024. LEWIS ROCA ROTHGERBER CHRISTIE LLP By: Isl Ogonna M Brown Ogonna M. Brown, Esq., SBN 7589 Christine R. Hotchkin, Esq., SBN 15568 3993 Howard Hughes Parkway, Suite 600 Las Vegas, Nevada 89169 Attorneys for TVT 2.0, LLC 124771871.l Case Number: A - 24 - 893010 - F

I 2 3 4 5 6 7 8 9 10 0 0 " a, ' ·5 I "' 11 12 13 14 15 16 17 18 19 20 21 22 23 a " . ' � "' .c a, � "' en a - ::, 00 :c > - e z � :a " 0 0/l :c a, M> g:: :a M ..I <( u 0 a: 0 " - ' 31: LU ..J 24 25 26 27 28 CERTIFICATE OF SERVICE FOR NOTICE OF FILING OF FOREIGN JUDGMENT AND AFFIDAVIT PURSUANT TO NRS 17.360(2) Pursuant to NRS 17 . 360 (2), I hereby certify that I caused to be mailed, by both regular mail and by certified mail, return receipt requested, the foregoing "Notice of Filing of Foreign Judgment and Affidavit Pursuant to NRS 17 . 360 (2)" to the judgment debtor named in this action and listed below : Certified Mail: Entertainment Arts Research, Inc. 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 Original New York Seltzer, LLC 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 Dated this 9 th day of May, 2024. LA Bottle Works Inc. 19109 West Catawba Avenue Suite 200 Cornelius, NC 28031 Isl Annette Jaramillo An employee of Lewis Roca Rothgerber Christie LLC 124771871.1 - 2 -

EXHIBIT 1 EXHIBIT 1

United States of America
In the District Court of the Third Judicial District
In and for Salt Lake County, State of Utah

I, Laura Scott, Judge of the District court of the Third District, in and for the County of Salt Lake, do hereby certify that said court is a court of record, having a clerk and seal; that the clerk/deputy who signed the annexed attestation, is a clerk/deputy of the court and has authority to certify the authenticity of court records; that the signature is his/her genuine handwriting, and that all his/her official acts as a clerk/deputy of the court are entitled to full faith and credit. I further certify that the attestation is in due and proper form.

Dated this 6th day of May, 2024

STATE OF UTAH SEAL — THIRD DISTRICT COURT — SALT LAKE CITY

Judge of the District Court

STATE OF UTAH

§

COUNTY OF SALT LAKE

I, Jennifer Jones, Clerk of the Third District Court, of the County of Salt Lake, State of Utah, do hereby certify that the Honorable Laura Scott, is a Judge of the Third District Court, duly commissioned and qualified with authority to execute the certificate, and that the signature of the Judge on the certificate is genuine.

In witness thereof, I have affixed the seal of the Court, this 6th day of May, 2024

Jennifer A. Jones

Clerk of the District Court

STATE OF UTAH — THIRD DISTRICT COURT — SALT LAKE CITY

$4,310 741.57 Princinal Balance $3,070.00 Contract Dama11es/Fees $321,237.44 Pre - Jud<1ment Interest $375.00 Filina Fee $485.00 Service Costs $750.00 Attomev Fees $4,636,659.01 JUDGMENT TO'IY \ L BRODY VALERGA (11789) VALERGALLP 395 S Main St. #201 Alpine, UT 84004 (801) 893 - 3635 brody@valergalawyers.com Attorney for Plaintiff IN TIIE TIIlRD JUDICIAL DISTRICT COURT, SALT LAKE CITY DEPARTMENT SALT LAKE COUNTY, STATE OF UTAH TVT 2.0 LLC, a Utah Limited Liability Company, Plaintiff, - v. - Entertainment Arts Research Inc; Original New York Seltzer, LLC; LA Bottle Works Inc Defendant(s), JUDGMENT Civil No. 230902137 Judge LAURA SCOTT Plaintiff, based on the Order on Motion for Summary Judgment entered in this case, is awarded Judgment against the Defendants as follows: With interest at the rate of 6. 73% until the date paid. The judgment, subject to court approval, may be augmented with after accruing costs expended in attempting to collect upon it. Plaintiff may continue to conduct discovery related to satisfying the judgment. ***ELECTRONIC SIGNATURE APPEARS AT THE TOP OF TIIE PAGE***

I,: i CERTIFICATE OF SERVICE On December 8, 2023, I hereby certify that I sent the foregoing JUDGMENT to the following via first class mail: TerynBlrd terynbi@blrd - associate.com I

STATE OF UTAH

§

COUNTY OF SALT LAKE

I, Jennifer Jones, Clerk of the District Court of the Third Judicial District, Salt Lake County, Utah certify that the foregoing is a full, true and correct copy of the original on file in my Office.

Case No: 230902137
Document Title: Judgment
Date Signed: 12/08/2023

TVT 2.0 LLC, a Utah Limited Liability Company
Petitioner,

v.

Entertainment Arts Research Inc; Original New York Seltzer, LLC; LA Bottle Works Inc
Respondent

in my office:

Signed and sealed this 6th day of May, 2024

Jennifer A. Jones

Clerk of the Court

By: [signature]

Deputy Clerk

STATE OF UTAH THIRD DISTRICT COURT SALT LAKE CITY

EXHIBIT B EXHIBITB

1 AFFT Ogonna M. Brown, Esq. 2 Nevada Bar No. 7589 Christine Hotchkin, Esq. 3 NevadaBarNo.15568 LEWIS ROCA ROTHGERBER CHRISTIE LLP 4 3993 Howard Hughes Parkway, Suite 600 Las Vegas, Nevada 89169 5 Telephone: (702) 474 - 2622 Facsimile: (702) 949 - 8298 6 Email: OBrown@lewisroca.com 7 Attorneys for PlaintijfTVT 2.0, LLC 8 <( u 0 0:: 9 10 11 12 13 14 15 16 17 - Ill 3: LLI - I IN THE EIGHTH JUDICIAL DISTRICT COURT CLARK COUNTY, NEVADA TVT 2.0 LLC, a Utah Limited Liability Company, Plaintiff/Judgment Creditor, v. ENTERTAINMENT ARTS RESEARCH INC.; ORIGINAL NEW YORK SELTZER, LLC; LA BOTTLE WORKS INC., Defendants/Judgment Debtors. ) ) ss: ) 18 STATE OF NEVADA 19 COUNTY OF CLARK 20 I, Ogonna M. Brown, being first duly sworn, deposes and says: 21 1. Iam an attorney licensed to practice law in the State of Nevada and I am a partner 22 of the law firm of LEWIS ROCA ROTHGERBER CHRISTIE LLP. 23 2. I am counsel to plaintiff and judgment creditor, TVT 2.0 LLC ("TVT"), in the 24 above - captioned matter. 25 3. I am over the age of 18 years and a resident of Clark County, Nevada. I make this 26 affidavit based upon personal knowledge (except where stated to be upon information and belief, 27 and as to that information, I believe it to be true). If called upon to testify as to the contents of this 28 affidavit, I am legally competent to testify thereto in a court oflaw. CASE NO: A - 24 - 893010 - Department 1 Case No.: Dept No.: AFFIDAVIT IN SUPPORT OF APPLICATION FOR ENFORCEMENT OF FOREIGN JUDGMENT PURSUANT TO NRS 17,360(1) Electronically File, 5/9/2024 ·s:16 PM Steven D. Grierson ��� 011><:fl,,l,,,W,...., 124772201.l Case Number: A - 24 - 893010 - F

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 0 0 � "' :, Vl i � a " . ' " " " ' "' . o c n : - "' :, 00 :c > "E z � "" �� M> � j <C 18 19 20 21 22 23 24 25 26 27 28 0 u o= 0 Ill - � w ..I 4. 5. I make this affidavit to fulfill the requirements ofNRS 17.360(1). The name and the last - known post office address of the defendants and judgment debtors are as follows: Entertainment Arts Research, Inc. 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 LA Bottle Works Inc. 19109 West Catawba Avenue Suite 200 Cornelius, NC 28031 Original New York Seltzer, LLC 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 6. The name and post office address of the judgment creditor is as follows: TVT2.0LLC c/o Lewis Roca Rothgerber Christie LLP 3993 Hughes Parkway, Suite 600 Las Vegas, NV 89169 7. Upon information and belief, I attest that the foreign judgment is valid and enforceable based on my conversations with the authorized representatives of TVT and my review of the exemplified copy of the foreign judgment filed concurrently herewith . 8. The rendering court in Utah entered a judgment based in the following amounts: $4,310,741.57 Princinal Balance $3,070.00 Contract Damages/Fees $321,237.44 Pre - Judoment Interest $375.00 Filing Fee $485.00 Service Costs $750.00 Attomev Fees $4,636,659.01 JudITTnent Total: 9. The judgment was to bear interest at the rate of 6.73% until the date paid. (See generally the exemplified foreign judgment filed concurrently herewith.) 10. As of the date of this Affidavit, the foreign judgment has not been satisfied at all. - 2 - 124772201.1

1 2 3 4 5 6 7 8 9 IO 11 12 13 14 15 0 0 "' - � · :, VI ,,:; "' 1 ,,_ � t JC;;:; !'f "' ::t: > � ) � ., ,,,.,> � ls 16 17 18 19 20 21 22 23 24 25 26 27 28 � u 0 IX iJ { - u, ;: w ..J 11. At the time of this filing, then, the current value of the judgment, with interest, is $4,767,461.77. (Interest on $4,636,659.01 f,lt an interest rate of 6.73% per annum is $854.92 per day; 153 days have elapsed between December 8, 2023 and May 8, 2024; this amounts to $130,802.76 in post - judgment interest for a total judgment of$4,767,46!.77,) 12. Further your affiant saith naught. Dated this 9 th day of May, 2024. On this 9 th day of May, 2024 , personally appeared before me, a Notary Public, in and for said County and State, Ogonna M . Brown, known to me to be the person described, and executed the foregoing instrument in the capacity set forth therein, who acknowledged to me that he executed the same freely and voluntarHy and for the uses and purposes therein mentioned . EMILY KAPOLNAI Notary � ubilc, State of Nevada No. 11 - 4883·1 ,. My Appl. Exp. July f6, 2027 - 3 - 124772201.1

EXHIBITC EXHIBITC

• • • • COMPLE:TF::. Tl/IS "'iCCTfON ON DELIVErlY t " , ", <·· LEWIS() ROCA LLWl$RO(A JlOTHGUIHltCHJtlstllUJ.P 3993 Howard Hughes Parkway Suite 600 Las Vegas, NV 89169 1111 I 11 I 9589 Ƒ 71 Ƒ 527 Ƒ Ƒ 844 3347 40 Original New York Seltzer, LLC 3773 Howard Hughes Parkway Suite 5005 Las Vegas, NV 89169

CERTIFIED MAIL

9589 0710 5270 0844 3347 26

Entertainment Arts Research, Inc.
3773 Howard Hughes Parkway
Suite 500S
Las Vegas, NV 89169

SENDER: *COMPLETE THIS SECTION*	COMPLETE THIS SECTION ON DELIVERY
■ Complete items 1, 2, and 3. ■ Print your name and address on the reverse so that we can return the card to you. ■ Attach this card to the back of the mailpiece, or on the front if space permits.	A. Signature X ☐ Agent ☐ Addressee B. Received by *(Printed Name)* C. Date of Delivery
1. Article Addressed to: Entertainment Arts Research, Inc. 3773 Howard Hughes Parkway Suite 500S Las Vegas, NV 89169 9590 9402 8371 3156 2490 87	D. Is delivery address different from item 1? ☐ Yes If YES, enter delivery address below: ☐ No
2. Article Number *(Transfer from service label)* 9589 0710 5270 0844 3347 26	3. Service Type ☐ Adult Signature ☐ Adult Signature Restricted Delivery ☐ Certified Mail® ☐ Certified Mail Restricted Delivery ☐ Collect on Delivery ☐ Collect on Delivery Restricted Delivery Mail Mail Restricted Delivery 00) ☐ Priority Mail Express® ☐ Registered Mail™ ☐ Registered Mail Restricted Delivery ☐ Signature Confirmation™ ☐ Signature Confirmation Restricted Delivery

PS Form 3811, July 2020 PSN 7530-02-000-9053 Domestic Return Receipt

CERTIFIED MAIL®

9589 0710 5270 0844 3347 33

LA Bottle Works Inc.
19109 West Catawba Avenue
Suite 200
Cornelius, NC 28031

SENDER: *COMPLETE THIS SECTION*

- Complete items 1, 2, and 3.
- Print your name and address on the reverse so that we can return the card to you.
- Attach this card to the back of the mailpiece, or on the front if space permits.

1. Article Addressed to:

LA Bottle Works Inc.
19109 West Catawba Avenue
Suite 200
Cornelius, NC 28031

9590 9402 8371 3156 2490 63

2. Article Number *(Transfer from service label)*

9589 0710 5270 0844 3347 33

COMPLETE THIS SECTION ON DELIVERY

A. Signature

X ☐ Agent ☐ Addressee

B. Received by *(Printed Name)* C. Date of Delivery

D. Is delivery address different from item 1? ☐ Yes
If YES, enter delivery address below: ☐ No

3. Service Type

- ☐ Adult Signature
- ☐ Adult Signature Restricted Delivery
- ☐ Certified Mail®
- ☐ Certified Mail Restricted Delivery
- ☐ Collect on Delivery
- ☐ Collect on Delivery Restricted Delivery
- Restricted Delivery
- ☐ Priority Mail Express®
- ☐ Registered Mail™
- ☐ Registered Mail Restricted Delivery
- ☐ Signature Confirmation™
- ☐ Signature Confirmation Restricted Delivery

PS Form 3811, July 2020 PSN 7530-02-000-9053 Domestic Return Receipt

PLACE STICKER AT TOP OF ENVELOPE TO THE RIGHT OF THE RETURN ADDRESS, FOLD AT DOTTED LINE

CERTIFIED MAIL®

9589 0710 5270 0844 3347 40

LEWIS ROCA

LEWIS ROCA ROTHGERBER CHRISTIE LLP
3993 Howard Hughes Parkway
Suite 600
Las Vegas, NV 89169

quadient
FIRST-CLASS MAIL
IMI
$009.41
05/10/2024 ZIP 89169
043M30259743
US POSTAGE

773 891694043-1424 05/24/24
TY SENDER OF NEW ADDRESS
ORP SERVICES INC
W RUSSELL RD #100
VEGAS NV 89148-1233

Original New York Seltzer, LLC
3773 Howard Hughes Parkway
Suite 500S
Las Vegas, NV 89169

; [i /i ROCA r . quadi'ent !GERBER CHRISTIE LLP d Hughes Parkway 9589 0710 5270 0844 3347 40 'V 89169 ( w !) - FIRST - CLASS MAil S IMI , - $009.41 2 � 05/10/2024 ZIP 89169 II) 043M30259743 ::, ,4043 - 142 4 o{f, / 2 4 /2 4 OF NEW ADDRESS • ::ES INC � RD #100 39148 - 1233 Original New York Seltzer, LLC 3773 Howard Hughes Parkway Suite 500 S Las Vegas, NV 89169 p;,111, I·•n ,;itrlT'•I• 111 •111 1 - 00Ft!, - if � "' - . . - - ..,.._,,. :.,.....=_ ' - � - - C � - ;;

NOTIFICATION OF DISPOSITION OF COLLATERAL

TO:

LA Bottleworks Inc., a California corporation aka LA Bottleworks, Inc., a California corporation Attn: Bernard Rubin, CFO 19109 W Catawba Ave., Suite 200 Cornelius, NC 28031	Entertainment Arts Research, Inc. 3773 Howard Hughes Pkwy Suite 500s Las Vegas, Nevada 89169	Entertainment Arts Research, Inc. 19109 West Catawba Avenue Suite 200 Cornelius, NC 28031
Cosmo Taormina, Esq. Law Offices of Cosmo Taormina 377 S. Glassell Street, Suite 100 Orange, California 92866	CT Corporation System 330 N. Brand Blvd., Suite 700 Attn: SPRS Glendale, California 91203	Wolters Kluwer Lien Solutions P.O. Box 29071 Glendale, California 91209
Alliance Industrial Refrigeration 20311 Paseo Del Prado Walnut, California 91789	TVT 2.0 LLC c/o Derek Medolla, Esq. 1407 Broadway, 29th Floor New York, New York 10018	TVT 2.0 LLC c/o Marshall F. Goldberg, Esq. Law Offices of Glass & Goldberg 22917 Burbank Boulevard Woodland Hills, California 91367
Daisy Larios, COO David Dubon Bravo Foods USA 2611 South Santa Fe Avenue Vernon, California 90058	Q Mixers Q Tonic LLC 20 Jay Street Suite 630 Brooklyn, NY 11201	Q Mixers c/o National Registered Agents, Inc. 1209 Orange Street Wilmington, DE 19801
Ryan Marsh Matthew Marsh 23901 Calabasas Road, #2001 Calabasas, California 91302	Battle Packaging, LLC Attn: John Wiles, Jr. 1720 Peachtree Street NW Suite 333 Atlanta, Georgia 30309	Andres Herrera Deputy Labor Commissioner State of California Labor Commissioner's Office 320 W. 4th Street, Suite 450 Los Angeles, CA 90013
Wynwood Capital Group, LLC Attn: Mr. Sol Teitel 20200 W. Dixie Highway Miami, Florida 33180		

FROM SECURED CREDITOR:

1605 Beach, LLC, a California limited liability company
c/o Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP
Attn: Mark J. Rosenbaum, Esq.
11400 West Olympic Blvd., 9th Floor
Los Angeles, CA 90064
Tel: (310) 478-4100

NAME OF DEBTOR:

LA BOTTLEWORKS INC., a California corporation
aka LA BOTTLEWORKS, INC., a California corporation
Attn: Bernard Rubin, CFO
19109 W Catawba Avenue, Suite 200
Cornelius, NC 28031

6041086.4

Doc ID: f310276af89fa7f7541c727f1e6c59525bcd7bd6

PLEASE TAKE NOTICE THAT SECURED CREDITOR, 1605 BEACH, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, WILL SELL THE COLLATERAL DESCRIBED BELOW TO THE HIGHEST QUALIFIED BIDDER, IN PUBLIC, AS FOLLOWS:

Date:	**Thursday, August 15, 2024**
Time:	**Lots begin closing on August 15, 2024 at 11:00 a.m. PDT**
Location:	**Online Sale Only- Register at WWW.BIDSPOTTER.COM**
Collateral:	**See, https://tauberaronsinc.com/events/major-soft-drink-beverage-production-bottling-labeling-facility/** PACKAGING MACHINES • (2015) Arpac Mod. 45TW-28, Tray Type Shrink Wrap Bundler w/ Power Feed Conveyor. S/N 14884 • (2015) Arpac Box Former Packaging Machine • (2019) Pearson Packaging System. S/N 2019LS2500612 • Hartness Mod. L-130, 4-Row Case Packer. S/N W835301 • Pearson Packaging Machine. S/N 2014CE2513915 • Plemons PMS Mod. Phase III, 3000 200 Tray Former. S/N 14-02-01468 • Nordson Pro Blue 7 Glue Machine • LABELERS • Krones Carmatic 18-Station, Foil Wrap Rotary Labeler • Trine Mod. M6700, Wrap Around Labelling System. S/N M67044 • Socal Mod. ST1100 Labeler. S/N 325340822 • VideoJet Excel/100. S/N E91D09016 • BOTTLE ACCUMULATION & BRUSH • Pearson Dual Lane Accumulator w/ Brush System FILLER ROOM 1 • Meyer 52/12 Station Rotary Bottle Filler w/ Alcoa Capper (Plastix & ROPP Aluminum Caps) and Crowner (Twist & Pry Off Metal Crowns) • Dual Lane Bottle Accumulation & Leak Detection System • Mojonnier Carbo-Cool Mod. 48-48, Soft Drink Processing System w/ (2) Tanks. S/N 8146 FILLER ROOM 2 • Crown Cork & Seal 72-Valve Liquid Bottle Filler w/ 15-Station Alcoa Capper for 28mm Plastic & ROPP Aluminum Caps, Fully Enclosed w/ Crowner. S/N FF-72UB-9012 • Mojonnier Mod. 56, Carbo-Cooler. S/N 7875 • (10) S.S. MIXING TANKS/SYRUP ROOMS • (2) 500 Gal. Liquid Storage Tanks, Flat Bottom • (5) 250 Gal. Liquid Storage Tanks, Flat Bottom • (3) 750 Gal. Liquid Storage Tanks, Flat Bottom • Chem-Tek 620 Gal. S.S. Storage Tank • (5) Sugar Tanks/Silos PALLETIZER • Seco Mod. 300-20 Palletizer w/ Ambec Conveyor System. S/N 2952-681-353 • Ryson Mod. 1-1600-500-D1-3374 Vertical Spiral Bottle Conveyor. S/N OV2486-3 DE-PALLETIZING LINE

6041086.4

Doc ID: f310276af89fa7f7541c727f1e6c59525bcd7bd6

	• **Xobus Priority Due Mod. PX5002 Depalletizer w/ Strong Arm Vertical Stacker Conveyor. S/N 4037123109** **PALLET WRAPPING LINE** • **(2015) Arpac Mod. EWAC-455-71, EWA-C, Series Stretch Wrapper, 4,000lb. Cap. S/N 15030** • **Arpac Mod. M-1200 Palletizer. S/N 15029** • **Cousins Semi 2 Auto The Switch Pallet Wrapper** • **Evapco Mod. PMCM250 Cooling Tower, 400psi. S/N W017269** • **Poly Pack Mod. IL-24L, Packaging Machine. S/N 3070** • **CONTAINER WARMERS** • **(2) Uni-Pak Mod. 614LH, 6' Opening Container Warmer. S/Ns 84-3348, n/a** **WATER TREATMENT** • **Consisting of Two Filters: (1) Carbon & (1) Sand; Micron Filter Polymer** **LAB** • **(2015) Tuttnaver Mod. 2590M Auto Clave Steam Sterilizer** • **COMPRESSORS** • **(2) Gardner Denver Electra-Saver II, 100HP Rotary Screw Type Air Compressors** **ELECTRIC FORKLIFTS** • **(3) Toyota 4,000lb. Electric Forklifts** **LARGE QTY OF NEW UNUSED GLASS BOTTLES!!!!!** **LARGE QTY OF USABLE WOOD PALLETS**

Note that the inspection of the Collateral will take place on Wednesday, August 14, 2024 from 9 a.m. to 4 p.m. at 1605 Beach Street, Montebello, California.

The DEBTOR is entitled to an accounting of the unpaid indebtedness secured by the property that Secured Creditor, 1605 Beach, LLC, a California limited liability company intends to sell. If you request an accounting you must pay a charge of $360.00 and you may request an accounting by calling 1605 Beach, LLC c/o Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP Attn: Mark Rosenbaum at (310) 478-4100.

There is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition.

DATED: July 15, 2024

SECURED CREDITOR

1605 Beach, LLC, a California limited liability company

By: Avi Ryzman

Its authorized signatory

6041086.4

Doc ID: f310276af89fa7f7541c727f1e6c59525bcd7bd6

11400 West Olympic Boulevard, 9th Floor Los Angeles, California 90064 - 1582 Entertainment: 3773 Howard � Suite500s Las Vegas, Ne � INC0773 89lil.$J;J:l'p06 - 1424 009 08/29/24 NOTIFY SENDER OF NEW ADDRESS :INCORP SERVICES INC 9107 W RUSSELL RD #100 LAS VEGAS NV 89148 - 1233 1 1 1 1 1 • • 111·111 ··I 111 1 11 1 1 1 h 1·1 • • 1 .. 1I1··1 111 11 • • 1 • 111 I 1 1•1 11 • 1• •

THE KIRBY G. SMITH LAW FIRM, LLC 2872 WooDCOCK BouL_EVARD SUITE 225 ATLANTA, GA 30341 PHONE: (844) 454 - 7529 FAX: (877) ,52 - 025, HTTP://WWW.KIRJJYGSMITH.COM June 25, 2025 VIA CERTIFIED US. MAIL TO: Entertainment Arts Research, Inc. % Robert Morrissey, CEO 19109 West Catawba Avenue, Suite 200 Cornelius, NC 28031 9589 Ƒ 710 5270 0219 3788 81 Entertainment Arts Research, Inc. % Incorp Services, Inc. 9107 West Russell Road, Suite 100 Las Vegas, NV 89148 Entertainment Arts Research, Inc. % Incorp Services, Inc. 3773 Howard Hughes Parkway, Suite 500S Las Vegas, NV 86169 Subject: Bradley v. Entertainment Arts Research, Inc. 3:23 - cv - 00823 - MOC - DCK I Post - Judgment Interrogatories To Whom It May Concern: Please be advised that I represent Mr . William Allan Bradley, the Plaintiff and prevailing party in the above - referenced matter . On August 6 , 2024 , the United States District Court for the Western District of North Carolina entered a judgment against Entertainment Arts Research, Inc . in the amount of $ 138 , 714 . 64 , plus post - judgment interest . To date, this judgment remains unsatisfied . Enclosed are Post - Judgment Interrogatories issued pursuant to N . C . Gen . Stat . † 1 - 352 . 1 and Federal Rule of Civil Procedure 69 (a)(2) . These discovery requests are designed to identify assets of the Defendant corporation which may be levied upon in satisfaction of the outstanding judgment . Please provide full, complete, and verified written responses to these interrogatories within thirty (30) days of the date of this letter . If your responses are incomplete or not timely received, we will seek relief through the Court, including potential motions to compel and contempt sanctions. Should EARI wish to resolve this matter amicably through voluntary payment or installment arrangements, I remain available for discussion . Thank you for your prompt attention to this matter . I am available to answer any questions you may have at (470) 387 - 9292 or at rbc@kirbygsmith . com . Very Truly Yours, Enclosure: RagB � The Kirby G. Smith Law Firm, LLC Post - Judgment Interrogatories 3:23 - cv - 00823 - MOC - DCK: [Doc. 8] Entry of Default against Entertainment Arts Research, Inc. [Doc. 12] Order Granting Motion for Default

UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF NORTH CAROLINA
CHARLOTTE DIVISION
Civil Action No.: 3-23-cv-00823

WILLIAM ALLAN BRADLEY, Plaintiff, v. ENTERTAINMENT ARTS RESEARCH, INC., Defendant.	POST-JUDGMENT INTERROGATORIES

PLAINTIFF'S FIRST POST-JUDGMENT INTERROGATORIES TO DEFENDANT ENTERTAINMENT ARTS RESEARCH, INC.

COMES NOW Plaintiff, William Allan Bradley ("Plaintiff"), by and through his undersigned *pro hac vice* counsel, The Kirby G. Smith Law Firm, LLC, and pursuant to N.C. Gen. Stat. § 1-352.1 and Federal Rule of Civil Procedure 69(a)(2), requests that Entertainment Arts Research, Inc. ("Defendant") produce the following interrogatory responses for purposes of inspection by Plaintiff's counsel within thirty (30) days, at the law office of The Kirby G. Smith Law Firm, 2872 Woodcock Boulevard, Suite 225, Atlanta, GA 30341, **or** by mailing copies of such records along with a certificate of authenticity to The Kirby G. Smith Law Firm, % Rachel B. Canfield, 2872 Woodcock Boulevard, Suite 225, Atlanta, GA 30341,

2. within thirty (30) days of the receipt of this Request. INSTRUCTIONS 1. The requests herein are continuing and require supplemental responses if additional information regarding them is obtained by Defendant . 2. If any interrogatory/request cannot be responded to in full, it should be answered to the fullest extent possible and the reason(s) should be set forth regarding why it could not be·answered . 3. If any form of privilege or other protection from disclosure is claimed as a ground for withholding responsive information, provide a privilege log setting forth : the date, title, identity of the individuals involved, subject matter (without revealing the information for which a privilege is claimed), and each and every fact or basis on which Defendant claims privilege providing sufficient specificity to permit the Comt to make a determination as to whether the claim or privilege is valid . 4. Where information is sought as to current or former employees and such information is of a private, medical, or personal nature, please specifically reference the personal or private information by denoting such as personal or private in your response .

3. 5. In these discovery requests, where no date is provided, the relevant time period for which a response is requested is and shall be the time period encompassing the facts contained within the Complaint and Answer. 6. Respond to all discovery requests with information that is available to Defendant, not merely information that is within Defendant's possession or current knowledge. 7. For each request for production, identical copies, rather than production of originals, is sufficient unless stated otherwise. DEFINITIONS 1. "Identify" - (a) When used with reference to an individual person shall mean to state his or her full name, address, telephone number, e - mail address, and, during the time period encompassing the facts contained within the Complaint and Answer, job title, employer, department, and supervisor . (b) When used with reference to a document or written communication shall mean to state the type of communication (e . g . , memorandum, employment application, letter, recording, etc . ), its date of creation, a brief description of its contents, its author author (and if different, the originator and signer), and its intended recipient . You may produce a copy of the communication in lieu of identifying it . (c) When used with reference to an oral corrununication, discussion, conversation, meeting, conference, or any other oral statements, shall mean to describe in detail

4. the substance of, to state the date and location of, and to identify the participants in each such communication, discussion, conversation, meeting, conference or statement . 2. "Document" - Any written, recorded, filmed, or graphic matter, whether produced, reproduced, or on paper, cards, cassette tapes, film, electronic facsimile, computer storage devices, e - mail, or any other media, including but not limited to : memoranda, notes, minutes, records, employment files, case files, pleadings, photographs, slides, correspondence, telegrams, diaries, bookkeeping entries, financial statements, notebooks, handwritten notes, applications, agreements, books, pamphlets, periodicals, appointment calendars, notes, records, and recordings of oral conversations, work papers, and also including but not limited to, originals, drafts and all copies which are different in any way from the original whether by interlineation, receipt stamped, notation, indication of copies sent or received, or otherwise, and electronic files and computer directories of such files . 3. "Describe in detail" - Describe fully by reference to underlying facts as well as ultimate facts or conclusions of facts or law to particularize as to time, place, and manner . 4. "Defendant" - Includes the party's agents, representatives, employees, and, unless privileged, attorneys .

5. 5. All other terms should be defined, where necessary, by reference to any English language dictionary, in the context of this matter. INTERROGATORIES 1. State the full name and address of any and all persons answering or assisting in answering these interrogatories . 2. State the address of your principal place(s) of business and the address(es) of all other business locations . 3. Identify, by name and last known address, any person or entity which served, or was installed or appointed, as a director, officer, or principal of Defendant during any time from January 1 , 2021 , to the present . 4. Identify by name, address and telephone number each and every domestic, foreign and/or other financial institution in which you currently have, or have previously had, an account, whether held individually, jointly or over which you have signatory authority or other such control, and provide the account number, type of account, date the account was opened or closed, and account balance from January 1 , 2021 , to present . In addition, identify the record owner(s) or title of the account . 5. Identify any bank accounts, checking, saving, business or otherwise, on which your name does not appear but in which you currently have, or have had,

6. money deposited within the last five years . For each account, state the name and address of the bank or financial institution, each name under which the account stands, the type of account, the date the account was opened or closed, the account number, the amount of the present balance, if any, or the amount of the last balance before the account was closed, if applicable, and the approximate date and amount of each deposit made by you into the account . 6. Identify and list any personal property and business assets, including, without limitation furniture, office equipment, warehouse equipment, drug repackaging equipment, computers, phones, copiers, fixtures, vehicles, forklifts, trucks, automobiles, aircraft and watercraft that you or any corporation, company, joint venture, partnership or other corporate or business association in which you hold an interest, currently own and provide a complete statement identifying the date of purchase and purchase price, the estimated present value, the present location, the make, model, and VIN number, if applicable, and the name and address of each other person or entity with an ownership interest, lien or security interest in each such personal property and business assets . 7. Identify and list all insurance policies of which you are a holder, owner, beneficiary or payee or in which you otherwise have an interest . For each such insurance policy, state (a) the number of the policy ; (b) the name of the Company ;

7. (c) the amount of the policy ; (d) the present cash surrender_value and accumulated dividends ; (e) the policy loan and the date made ; and( “ ) the automatic premium payments and date made . If any of the policies listed are assigned or pledged on indebtedness, except with insurance companies, provide the following information about each such policy : (a) the policy number assigned or pledged ; (b) the name and address of the pledgee or assignee ; (c) the amount of the indebtedness ; and (d) the date pledged or assigned . 8. Identify and list any individual or any entity who/that owes Defendant any money and all accounts receivable held by you or otherwise owed to you or to any corporation, company, joint venture, partnership or other corporate or business association or entity in which you hold an interest, including for each the name, address, and telephone number of the person or entity that is indebted, the amount owed, the nature of the obligation, the date on which the account became due, and any payments, including the dates thereof, that have been made in connection with each account receivable . 9. Identify with particularity each and every license or registration held or owned by Defendant, including, without limitation any licenses in connection with Defendant's business . For each such license and registration identify the issuing authority, the date of issuance and any specific license numbers or identification .

8. issued in connection with the license . 10. Identify any individuals or entities that have maintained the books and records of account during the last five years for you or for any corporation, company, joint venture, partnership or other corporate or business association or entity in which you hold or have held an interest during the last five years and, if different, any individuals or entities that have prepared the tax returns for you or for said business entities . 11. Are you currently or have you been a party to any other civil action? If so, for each, list the caption of the suit, the case number, the court in - which the action is/was pending, the status of the civil action, and provide a complete description of any amounts or other claims of relief or damages that are/were sought against you or that you seek to recover or recovered in the civil action . This 25 th day of June, 2025 . Respectfully submitted, ls/Rachel B. Canfield Rachel B. Canfield Georgia Bar No. 488716 Pro hac vice counsel for Plaintiff The Kirby G. Smith Law Firm, LLC 2872 Woodcock Boulevard, Suite 225 Atlanta, GA 30341 rbc@kirbygsmith.com I (470) 387 - 9292

UNITED STATES DISTRICT COURT
FOR THE WESTERN DISTRICT OF NORTH CAROLINA
CHARLOTTE DIVISION
Civil Action No.: 3-23-cv-00823

WILLIAM ALLAN BRADLEY, Plaintiff, v. ENTERTAINMENT ARTS RESEARCH, INC., Defendant.	POST-JUDGMENT INTERROGATORIES

CERTIFICATE OF SERVICE

I hereby certify that I have this day sent a copy of the foregoing Discovery Requests and Certificate of Service to Defendant at the following addresses:

ENTERTAINMENT ARTS RESEARCH, INC.
% ROBERT MORRISSEY, CEO
19109 WEST CATAWBA AVENUE, SUITE 200
CORNELIUS, NC 28031

ENTERTAINMENT ARTS RESEARCH, INC.
% INCORP SERVICES, INC.
9107 WEST RUSSELL ROAD, SUITE 100
LAS VEGAS, NV 89148

ENTERTAINMENT ARTS RESEARCH, INC.
% INCORP SERVICES, INC.
3773 HOWARD HUGHES PARKWAY, SUITE 500S
LAS VEGAS, NV 86169

9.
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10. Document 15 Case 3:23 - cv - 00823 - MOC - DCK Filed 06/25/25 Page 2 of 2 I hereby certify that I have this day electronically filed the foregoing Certificate of Service using the CM/ECF System. This 25th day of June, 2025. Respectfully submitted, ls/Rachel B. Canfield Rachel B. Canfield Georgia Bar No. 488716 Pro hac vice counsel for Plaintiff The Kirby G. Smith Law Firm, LLC 2872 Woodcock Boulevard, Suite 225 Atlanta, GA 30341 rbc@kirbygsmith.com I (470) 387 - 9292

IN THE DISTRICT COURT OF THE UNITED STATES
FOR THE WESTERN DISTRICT OF NORTH CAROLINA
CHARLOTTE **DIVISION**
Case Number 3:23-CV-00823-MOC-DCK

William A. Bradley **Plaintiff** **Vs.** Entertainment Arts Research, Inc. **Defendant**	)))))))	**ENTRY OF DEFAULT**

THIS CAUSE COMING BEFORE THE COURT for entry of default by the Clerk pursuant to Rule 55(a) of the Federal Rules of Civil Procedure, and upon the application of the Plaintiffs for entry of default against Entertainment Arts Research, Inc..

IT APPEARING TO THE COURT that the named Entertainment Arts Research, Inc. is in default for failing to plead or otherwise defend this action as required by law.

NOW THEREFORE, default is hereby entered against Defendant Entertainment Arts Research, Inc.

April 12, 2024
Signed: April 12, 2024

Katherine Hord Simon, Clerk
United States District Court

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UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF NORTH CAROLINA
CHARLOTTE DIVISION
DOCKET NO. 3:23-cv-00823-MOC-DCK

WILLIAM A. BRADLEY,	)	
	)	
Plaintiff,	)	
	)	
Vs.	)	**JUDGMENT**
	)	
ENTERTAINMENT ARTS RESEARCH, INC.,	)	
	)	
Defendant.	)	

THIS MATTER comes before the Court on Plaintiff's motion for default judgment. (Doc. No. 9).

I. Background

Plaintiff filed his Complaint on December 1, 2023, raising claims against Defendant for breach of contract and, in the alternative, unjust enrichment. (Doc. No. 1). Shortly thereafter, this Court issued a summons. (Doc. No. 2). Plaintiff's counsel properly served Defendant on December 20, 2023. (Doc. No. 4).

Defendant had until January 10, 2024, to file an Answer or other responsive pleading. See FED. R. CIV. P. 12(a)(1)(A)(i). Defendant failed to do so. On April 11, 2024—three months after Defendant's deadline to respond expired—Plaintiff moved for the Clerk to enter a default under FED. R. CIV. P. 55(a). (Doc. No. 5). The Clerk obliged. (Doc. No. 8). The very next day, Plaintiff served Defendant with the Clerk's Entry of Default by First Class mail. Several months later, Defendant has still failed to plead or otherwise defend against Plaintiff's claims.

Plaintiff now moves this Court to enter a default judgment under FED. R. CIV. P. 55(b).

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II. Legal Standard

To obtain a default judgment under FED. R. CIV. P. 55(b), the movant must first obtain a clerk's entry of default under Rule 55(a). Metro. Life Ins. Co. v. Smith-Howell, No. 1:18-CV-00164-MR, 2020 WL 974893, at *2 (W.D.N.C. Feb. 28, 2020). Next, the movant must establish that the party in default failed to "plead or otherwise defend" the action in accordance with the Federal Rules of Civil Procedure. United States v. Moradi, 673 F.2d 725, 727 (4th Cir. 1982); FED. R. CIV. P. 55(b). Where a Defendant is totally unresponsive to the movant's pleadings, the Court may in its discretion enter a Rule 55(b) default. See Park Corp. v. Lexington Ins. Co., 812 F.2d 894, 896 (4th Cir. 1987).

Upon entry of a Rule 55(b) default, the defaulting party "admits the well-pleaded factual allegations in the [movant's] complaint." Ryan v. Homecomings Fin. Network, 253 F.3d 778, 780 (4th Cir. 2001). The party in default does not, however, admit conclusions of law. Park Corp., 812 F.2d at 896. Upon entering a Rule 55(b) default, then, the Court "must determine whether the facts as alleged state a claim." Earls v. Forga Contracting, Inc., No. 1:19-CV-00190-MR-WCM, 2020 WL 1516813, at *1 (W.D.N.C. Mar. 30, 2020). The Court's liability determination—but not its damages calculation—may rely on the movant's well-pleaded factual allegations. Ryan, 253 F.3d at 780. If the movant's factual allegations support a finding of liability, then the Court must make independent findings regarding the movant's purported damages. Id.; S.E.C. v. Lawbaugh, 359 F. Supp.2d 418, 422 (D. Md. 2005).

III. Analysis

Having already secured a Rule 55(a) clerk's entry of default, Plaintiff satisfies the first condition for entry of a Rule 55(b) default. See Metro. Life Ins. Co., No. 1:18-CV-00164-MR, 2020 WL 974893, at *2 (W.D.N.C. Feb. 28, 2020). And because Defendant has been totally

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unresponsive, the Court in its discretion finds that Defendant has failed to "plead or otherwise defend" this action accordance with the Federal Rules of Civil Procedure. See Moradi, 673 F.2d at 727; Park Corp., 812 F.2d at 896. The Court will, therefore, enter a Rule 55(b) default in Plaintiff's favor.

In consequence, the Court will treat all of Plaintiff's well-pleaded factual allegations—besides those pertaining to damages—as admitted by Defendant. Ryan, 253 F.3d at 780. The Court must still determine, however, whether Plaintiff's well-pleaded factual allegations state a claim on which Defendant is liable. Earls, No. 1:19-CV-00190-MR-WCM, 2020 WL 1516813, at *1 (W.D.N.C. Mar. 30, 2020).

Plaintiff raises two claims for relief: breach of contract and unjust enrichment. To prevail on his breach claim, Plaintiff must establish "(1) existence of a valid contract and (2) breach of the terms of [the] contract." Wells Fargo Ins. USA, Inc. v. Link, 372 N.C. 260, 276 (2019). Because the existence of a valid contract is a necessary element of Plaintiff's breach claim, Plaintiff cannot prevail on both his contract and unjust enrichment claims: where a valid contract exists between the parties, unjust enrichment is unavailable under North Carolina law. See Booe v. Shadrick, 322 N.C. 567, 570 (1988).

Exhibit 1 to Plaintiff's Complaint, the Offer Letter executed November 22, 2021, establishes a valid contract between the parties. Thus, Plaintiff satisfies the first element of his breach claim, and Plaintiff's unjust enrichment claim is extinguished. The Offer letter stipulates that Plaintiff work as Defendant's Chief Financial Officer in exchange for $6,250.00 per month, 115,740 common shares of Defendant Entertainment Arts Research, Inc. ("EARI") per month, and bonus payments of one share of EARI common per dollar of complete acquisitions. (Doc. No. 1-1). Plaintiff, satisfying his end of the bargain, worked for Defendant for four months.

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Defendant, however, failed to provide Plaintiff the compensation contemplated by the Offer Letter. Thus, Plaintiff's well-pleaded factual allegations show that Defendant breached the terms of the Offer Letter. The Court, therefore, concludes that Plaintiff's breach of contract claim supports a finding of liability against Defendant.

Concluding that Plaintiff's factual allegations support a finding of liability, the Court next undertakes an independent assessment of Plaintiff's damages. See Ryan, 253 F.3d at 780; Lawbaugh, 359 F.Supp.2d at 422. In North Carolina,

> A party to a contract who is injured by another's breach of the contract is entitled to recover from the latter damages for all injuries and only such injuries as are the direct, natural, and proximate result of the breach or which, in the ordinary course of events, would likely result from a breach and can reasonably be said to have been foreseen, contemplated, or expected by the parties at the time when they made the contract as a probable or natural result of the breach.

Lamm v. Shingleton, 231 N.C. 10, 14 (1949). Here, the contract between Plaintiff and Defendant explicates the direct, natural, and proximate injury to Plaintiff by Defendant's breach: the compensation Plaintiff would have received had Defendant honored their contractual obligation. According to the contract, Defendant was to pay Plaintiff cash compensation of $6,250.00 per month, 115,740 shares of EARI common per month, and bonus payments of one share of EARI common per dollar of complete acquisitions. (Doc. No. 1-1). Because Plaintiff worked for Defendant for four months without any compensation, Plaintiff's damages on the contract amount to $25,000.00 cash and 462,960 shares of EARI common. Plaintiff is further entitled to 812,500 shares of EARI common for securing the acquisition of Bell City Brewing Company ("BCBC"), valued at $812,500. The terms of the BCBC acquisition entitled Plaintiff to an additional 1.6 million shares of EARI common. (Doc. No. 11).

Plaintiff's damages—$25,000.00 cash and 2,875,460 (462,960 + 812,500 + 1,600,000) shares of EARI common—were a "direct, natural, and proximate result" of Defendant's breach.

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Lamm v. Shingleton, 231 N.C. 10, 14 (1949). But Plaintiff argues he is entitled to more. Specifically, Plaintiff contends that Defendant's breach (failure to issue Plaintiff the promised shares) caused Plaintiff to suffer lost profits by preventing Plaintiff from utilizing the Offer Letter's "leak out provision" to sell those shares at the then-prevailing market price.

Under the leak out provision, Plaintiff was entitled to sell 25% of his total shares 6 months after the termination of his employment by Defendant, another 25% at the 12-month mark, 25% more after 18 months, and the remaining 25% 24 months after his termination. Plaintiff maintains that, had Defendant satisfied its contractual obligation to issue the shares, Plaintiff would have sold the maximum permissible number of shares at each of the 6, 12, 18, and 24-month marks. (Doc. No. 11).

EARI common—which is now worth $0.00025 per share—was valued at three cents per share 6 months after Plaintiff's termination, five-and-a-half cents at the 12-month mark, three cents at the 18-month mark, and two cents per share at the 24-month mark. (Doc. No. 11, Ex. C-G). Had Plaintiff fully availed himself of the leak out provision by selling 25% of his 2,875,460 shares on each of the four dates, he would have earned a total profit of $104,235.43. The 2,875,460 shares to which Plaintiff is now entitled are worth only $718.87. Thus, Plaintiff contends, he is entitled to expectation damages of $103,516.60 ($104,235.43-$718.87). (Doc. No. 10 at 7).

The Court, based on its independent assessment of Plaintiff's damages, particularly Mr. Bradley's sworn declaration and appended exhibits, agrees. In North Carolina, the party injured by a breach of contract is entitled to expectation damages for their loss, i.e., "to be placed as near as may be in the position which he would have occupied had the contract not been breached." Harris & Harris Constr. Co. v. Crain & Denbo, Inc., 256 N.C. 110, 123 (1962). Breach plaintiffs

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may recover lost profits as a form of expectation damages, but "must prove such losses with reasonable certainty." McNamara v. Wilmington Mall Realty Corp., 121 N.C. App. 400, 407, 466 (1996) (citation and internal quotation marks omitted). Plaintiff does so here, showing that he would have accumulated profits of $104,235.43, minus the $718.87 his stock is currently worth, had Defendant's breach not prevented Plaintiff from availing himself of the leak out provision. (Doc. No. 11). Thus, the Court finds that Plaintiff is entitled to total damages of $128,516.60 ($25,000 + $103,516.60) for Defendant's breach.

Finally, Plaintiff contends, and the Court's independent analysis confirms, that Plaintiff is entitled to pre-judgment interest accruing "from the date of breach." See N.C. GEN. STAT. § 24-5(a); PCS Phosphate Co. v. Norfolk S. Corp., No. 4:05-CV-55-D, 2008 U.S. Dist. LEXIS 54199, at *17 (E.D.N.C. Jan. 28, 2008). Because the parties did not specify otherwise, the applicable rate of pre-judgment interest is set by statue at 8%. N.C. GEN. STAT. § 24-1; Barrett Kays & Assocs., P.A. v. Colonial Bldg. Co., Inc., 129 N.C. App. 525, 529, 500 (1998). Plaintiff requests the Court assess interest "beginning on each date that Plaintiff could sell [EARI shares] pursuant to the [l]eak [o]out [p]rovision." (Doc. No. 10 at 7). That would entitle Plaintiff to $4,197.38 in pre-judgment interest on the $28,754.60 Plaintiff would have realized at the 6-month sale,[1] $4,202.90 in pre-judgment interest on the $39,537.58 Plaintiff would have realized at the 12-month sale,[2] $1,422.76 in pre-judgment interest on the $21,565.95 Plaintiff would have realized

[1] The 6-month leak out date was September 20, 2022, 666 days before Plaintiff's motion. At $6.302/day (8% of $23,754.60, divided by 365 to calculate a daily interest rate), pre-judgment interest totals $4,197.384.

[2] The 12-month leak out date was March 20, 2023, 485 days before Plaintiff's motion. At $8.665/day ($39,537.58*0.08/365), pre-judgment interest totals $4,202.899.

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at the 18-month sale,[3] and $374.99 in pre-judgment interest on the $14,377.30 Plaintiff would have realized at the 24-month sale,[4] for a total of $10,198.04 in pre-judgment interest.[5]

The Court will grant Plaintiff's motion, enter a Rule 55(b) default, and order Defendant to pay Plaintiff damages totaling $138,714.64, including pre-judgment interest.

ORDER

IT IS, THEREFORE, ORDERED that Plaintiff's motion for default judgment (Doc. No. 9) is **GRANTED**. The Court hereby **ENTERS** its Judgment of Default under Rule 55(b) of the Federal Rules of Civil Procedure.

IT IS FURTHER ORDERED that Plaintiff shall recover from Defendant the following damages:

1. $25,000.00 in fulfillment of unpaid compensation for services performed by Plaintiff for Defendant;
2. $103,516.60 expectation damages (lost profits);
3. $10,198.04 pre-judgment interest;
4. An amount to be determined in post-judgment interest according to the North Carolina statutory rate.

Signed: August 6, 2024

SO ORDERED.

Max O. Cogburn Jr
United States District Judge

[3] The 18-month leak out date was September 20, 2023, 301 days before Plaintiff's motion. At $4.726/day ($21,565.95*0.08/365), pre-judgment interest totals $1,422.762.
[4] The 24-month leak out date was March 30, 2024, 119 days before Plaintiff's motion. At $3.151/day ($14,377.30*0.08/365), pre-judgment interest totals $374.991.
[5] $4,197.384 + $4,202.899 + $1,422.762 + $374.991 = $10,198.04.

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